                                                                   Exhibit 4.2









                   The Northern Trust Company
                   Thrift-Incentive Plan
                   (As Amended and Restated Effective as of
                   January 1, 1989)

The Northern Trust Company
Thrift-Incentive Plan
(As Amended and Restated Effective as of January 1, 1989)

Contents

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
Section                                                                    Page
       Article I. Name of Plan
1.1    Establishment and Last Amendment of the Plan                           1
1.2    Purpose of the Plan                                                    1
1.3    Provisions of this Plan                                                1

       Article II. Definitions
2.1    Definitions                                                            2

       Article III. Participation and Service
3.1    Participation                                                         11
3.2    Duration of Participation                                             11
3.3    Transferred or Rehired Employees                                      11
3.4    Vesting                                                               13
3.5    Break in Service                                                      15
3.6    One-Year Break in Service                                             15

       Article IV. Participant Salary Reduction
                   Contributions
4.1    Participant Salary Reduction Contributions                            17
4.2    Changing Rate of Salary Reduction Contributions                       18
4.3    Limitations on Salary Reduction Contributions                         18
4.4    Recharacterization and Return of Certain Salary
       Reduction Contributions                                               20
4.5    Treatment of Associated Matching Contribution                         21
4.6    Supplemental Company Contributions                                    21
4.7    Uniformed Services Employment and Reemployment Rights Act             21

The Northern Trust Company
Thrift-Incentive Plan
(As Amended and Restated Effective as of January 1, 1989)

Contents

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
Section                                                                    Page
       Article V. Company Contributions
5.1    Company Matching Contribution                                         22
5.2    Limitations on Deposits and Contributions                             25
5.3    Time of Matching Contributions                                        27
5.4    Forfeitures                                                           27
5.5    Limitations on Contributions                                          27
5.6    Rules Governing Matching Contributions                                28
5.7    Transfers from ESOP                                                   30

       Article VI. Investment Funds
6.1    Investment Funds                                                      31
6.2    Administration of Funds                                               31
6.3    Selection of Investment Funds                                         32
6.4    Transfers Between Funds                                               32
6.5    Voting Rights; Tender Offers                                          34
6.6    Individual Accounts                                                   36

       Article VII. Valuation and Adjustments
7.1    Valuation and Adjustments                                             37

       Article VIII. Benefits
8.1    Normal Retirement Date, Pension, Permanent Disability                 38
8.2    Death                                                                 38
8.3    Termination of Service                                                39
8.4    Deemed Cashouts                                                       39
8.5    Restrictions on Mandatory Distributions                               40
8.6    Required Distributions                                                40
8.7    Withdrawals as of Right                                               42
8.8    Hardship Withdrawals                                                  45
8.9    Loans to Participants                                                 48

The Northern Trust Company
Thrift-Incentive Plan
(As Amended and Restated Effective as of January 1, 1989)

Contents

------------------------------------------------------------------------------

Section                                                                    Page
       Article IX. Distribution of Benefits
9.1    Termination of Service                                                52
9.2    Death                                                                 52
9.3    Time and Amount of Payment                                            52
9.4    Deferral of Payment of Benefit                                        52
9.5    Distributions from Northern Trust Stock Fund                          52
9.6    Direct Rollover of Eligible Rollover Distributions                    53

       Article X. Plan Administration
10.1   Powers                                                                55
10.2   Directions to Trustee                                                 55
10.3   Uniform Rules                                                         55
10.4   Reports                                                               56
10.5   Compensation                                                          56
10.6   Claims Procedure                                                      56
10.7   Indemnity for Liability                                               57

       Article XI. Amendment and Termination
11.1   Amendment                                                             58
11.2   Termination                                                           58
11.3   Merger, Sale                                                          58
11.4   Distribution Upon Termination                                         59

       Article XII.  Extension of Plan to Affiliates
12.1   Participation in the Plan                                             60
12.2   Withdrawal from the Plan                                              60

       Article XIII.  Top-Heavy Provisions                                   62

The Northern Trust Company
Thrift-Incentive Plan
(As Amended and Restated Effective as of January 1, 1989)

Contents

------------------------------------------------------------------------------

Section                                                                    Page
       Article XIV.  Miscellaneous Provisions
14.1   Spendthrift Provisions                                                63
14.2   Incompetency                                                          63
14.3   Unclaimed Funds                                                       64
14.4   Rights Against the Company                                            64
14.5   Illegality of Particular Provision                                    65
14.6   Effect of Mistake                                                     65
14.7   No Discrimination                                                     65
14.8   Exclusive Benefit of Employees                                        65
14.9   Governing Law                                                         66

Article I. Name of Plan

1.1 Establishment and Last Amendment of the Plan

Effective April 1, 1958, The Northern Trust Company established a defined contribution profit sharing plan qualified under Internal Revenue Code section 401(a) known as "The Northern Trust Company Thrift-Incentive Plan" (hereinafter referred to as the "Plan"). The Plan is for the exclusive benefit of its Eligible Employees (defined below). The Plan was last restated, effective as of July 1, 1993, and was last amended as of September 21, 1993.

The Plan is hereby restated, effective as of January 1, 1989.

1.2 Purpose of the Plan

The purpose of this Plan is to permit Eligible Employees of the Company to make tax-deferred savings for use upon their retirement, death, or other separation from service.

1.3 Provisions of this Plan

The provisions of this Plan apply only to Members (or beneficiaries of Members) who are eligible to participate in the Plan on or after January 1, 1989. Except as so provided herein, any person who was covered under the Plan prior to January 1, 1989, and whose Vesting Service terminated prior to January 1, 1989, shall be entitled to receive under the Plan the rights and benefits, if any, in accordance with the provisions of the Plan in effect on the date his or her Vesting Service terminated.

Article II. Definitions

2.1 Definitions

The following terms shall have the meaning specified in this Article II.

(a) "ACCOUNT" means the separate accounts maintained for each Member which represents his or her total proportionate interest in the Thrift Trust as of any Valuation Date and which consists of the sum of the Member's--

     (1)  After-Tax Deposit Account,
     (2)  Basic Contribution Account,
     (3)  Matching Contribution Account,
     (4)  Before-Tax Deposit Account,
     (5)  ESOP Contribution Account,
     (6)  Rollover Deposit Account,
     (7)  Acquired Company Prior Plan Account.

(b) "ACQUIRED COMPANY PRIOR PLAN ACCOUNT" means the aggregate of an acquired company's contributions (other than employer match), as adjusted, that have been transferred by an Employee to an Investment Fund from a retirement plan maintained by an Affiliate of the Company prior to its becoming an Affiliate or to such a plan that has been merged into the Plan.

(c) "ACTUAL CONTRIBUTION PERCENTAGE" for a specified group of Participants for a given Plan Year means the average of the ratios, calculated separately for each Participant in such group, of: (a) the sum of the after-tax deposits, if any, contributed by the Participant to the Plan for such Plan Year and the Matching Contributions, if any, contributed by the Company on behalf of such Participant to the Plan for such Plan Year, to (b) the Participant's Salary for the period of time during such Plan Year in which he was a Participant.

(d) "ACTUAL DEFERRAL PERCENTAGE" for a specified group of Participants for a given Plan Year means the average of the ratios, calculated separately for each Participant in such group, of: (a) the Salary Reduction Contributions, contributed by the Company on behalf of each such Participant for such Plan Year to (b) the Participant's Salary for the period of time during such Plan Year in which he was a Participant.

(e) "AFFILIATE" means any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as the Company, or an unincorporated trade or business which is under common control with the Company (within the meaning of Code Section 414(c)), any organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) of which the Company is also a member, and any other entity required to be aggregated under Code Section 414(o). For purposes of section 2.1(nn), this section 2.1(e) shall be modified as provided in section 415(h) of the Code.

(f) "AFTER-TAX DEPOSIT ACCOUNT" means the aggregate of a Member's deposits, as adjusted, to an Investment Fund made pursuant to section 4.1 from the Member's Salary which is subject to federal income tax in the year paid.

(g) "AGGREGATE LIMIT" means the sum of (1) 125 percent of the greater of (I) the Actual Deferral Percentage of non-Highly Compensated Participants for the Plan Year or (II) the Actual Contribution Percentage of non-Highly Compensated Participants under the Plan subject to Code Section 401(m), and
     (2) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage. "Lesser" is substituted for "greater" in (1) above, and "greater" is substituted for "lesser" after "two plus the" in (2) if it would result in a larger Aggregate Limit.

(h) "ANNUAL ADDITIONS" means the total of: (1) Company or Participating Employer contributions allocated to a Participant under this Plan and any Related Plan during any Limitation Year; (2) the amount of Employee contributions made by the Participant in this Plan and any Related Plan; and (3) Forfeitures allocated to a Participant under this Plan and any Related Plan.

(i) "BASIC CONTRIBUTION ACCOUNT" means the aggregate of the Company's contributions, as adjusted, made for Plan Years prior to January 1, 1989 to an Investment Fund on behalf of a Member.

(j) "BEFORE-TAX DEPOSIT ACCOUNT" means the aggregate of the deposits, as adjusted, to an Investment Fund made pursuant to section 4.1 in which a Member elected to have the Company contribute amounts to the Thrift Trust for his or her benefit in lieu of the Company paying the amounts to the Member in cash or depositing the amounts to the Member's After-Tax Deposit Account.

(k) "BENEFICIARY" means the person or persons designated as such by the Participant on a form supplied by the Committee, provided that, a married Participant may designate a Beneficiary other than the Participant's Spouse only if the requirements of section 8.2 are met. Upon the death of a Participant, if there is no designated Beneficiary then living, or if the designation is for any reason ineffective, as determined by the Committee, the Participant's Beneficiary shall be the Participant's Spouse, or if none, as directed in the Participant's will admitted to probate, or if there is no will, to the Participant's estate to be distributed as provided by the laws of descent of the state of Illinois in effect at the time of the Participant's death.

(l)  "BOARD OF DIRECTORS" OR "BOARD" means the Board of Directors of the
     Company.

(m)  "BREAK IN SERVICE" means the event described in section 3.5.

(n)  "CODE" means the Internal Revenue Code of 1986, as amended.

(o) "COMMITTEE" means the Employee Benefit Administrative Committee of the Company, as constituted from time to time, which has the responsibility for administering the Plan and which shall be deemed to be the Plan Administrator and the Named Fiduciary for the purposes of ERISA.

(p) "COMPANY" means The Northern Trust Company, an Illinois state bank, and its successors and assigns.

(q)  "EFFECTIVE DATE" means January 1, 1989.

(r) "ELIGIBLE EMPLOYEE" means any Employee of the Company or a Participating Employer other than (1) an Employee employed by any office or branch of the Company located in a foreign country who, as to the United States, is a nonresident alien, and (2) an Employee who (A) as to the United States, is a foreign national, (B) is working for the Company or a Participating Employer at a location in the United States, and (C) is covered by a retirement plan sponsored by a non-U.S. Affiliate in the country in which an Affiliate is located.

(s) "EMPLOYEE" means an individual employed by the Company or an Affiliate. A person who is considered a "leased employee" (as defined below) of the Company or an Affiliate shall not be considered an Employee for purposes of the Plan. If such a person subsequently becomes an Employee, and thereafter participates in the Plan, that person shall receive Vesting Service for employment as a leased employee except to the extent that the requirements of Section 414(n)(5) of the Code were satisfied with respect to such Employee while he or she was a leased employee. For purposes of the Plan a leased employee is a person who is not employed by the Company or an Affiliate but who performs services for the Company or an Affiliate pursuant to an agreement between the Company or an Affiliate and a leasing organization, other than a person described in Code section 414(n)(5), if such person performed the services for a year and the services are of a type historically performed by employees.

(t) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(u) "ESOP CONTRIBUTION ACCOUNT" means the aggregate of transfers, as adjusted, to an Investment Fund from a Member's account in The Northern Trust Employee Stock Ownership Plan in accordance with section 5.7.

(v) "FORFEITURES" means the unvested portion of a Participant's Accounts that becomes forfeited pursuant to section 8.3.

(w) "FORMER PARTICIPANT" means a person who has been a Participant but who has incurred a Break in Service.

(x) "HOUR OF SERVICE" means an hour for which an Employee is paid or entitled to payment for the performance of duties for the Company or an Affiliate.

(y) "HIGHLY COMPENSATED PARTICIPANT" means an Eligible Employee who, during the current Plan Year or the preceding Plan Year, (a) was at any time a five-percent owner of the Company, (b) received compensation (as defined in section 5.2(f)(3)) from the Company in excess of $75,000 (or such greater amount provided by the Secretary of the Treasury pursuant to Section 414(q) of the Code), (c) received compensation from the Company in excess of $50,000 (or such greater amount provided by the Secretary of the Treasury pursuant to Section 414(q) of the Code) and was in the top paid group of Employees for such Plan Year, or (d) was at any time an officer of the Company and received compensation from the Company greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year. The provisions of Section 414(q) of the Code shall apply in determining whether a Participant is a Highly Compensated Participant. Highly Compensated Participants shall be identified based upon only the current Plan Year to the extent permitted by Section 414(q) of the Code and regulations issued thereunder.

(z) "INACTIVE PARTICIPANT" means a person who was a Participant who is transferred to and is in a position of employment either--

     (1)  as an Employee where he or she is not an Eligible Employee; or

     (2)  as an Employee of an Affiliate which has not adopted this Plan.

(aa) "INVESTMENT FUND" and "FUND" mean any Fund of the Thrift Trust described in section 6.1.

(bb) "LIMITATION YEAR" means the 12-consecutive-month period to be used in determining the Plan's compliance with section 415 of the Code and the regulations thereunder. The Limitation Year shall be the calendar year unless the Company elects to use another 12-month period.

(cc) "MATCHING CONTRIBUTION ACCOUNT" means the aggregate of the Company's contributions, as adjusted, to an Investment Fund on behalf of a Member made pursuant to section 5.1.

(dd) "MEMBER" means either a Participant, Inactive Participant, or a Former Participant.

(ee) "NORMAL RETIREMENT DATE" means the later of (1) the date on which a Member attains 65 years of age, or (2) the fifth anniversary of the date on which the Member became eligible to make contributions under section 3.1 or under any plan with respect to amounts held in the Acquired Company Prior Plan Account on behalf of such Member.

(ff) "ONE-YEAR BREAK IN SERVICE" means a period of time described in section
     3.6.

(gg) "PARENTAL LEAVE" shall mean an absence from employment with the Company or an Affiliate because of (1) the Employee's pregnancy, (2) the birth of the Employee's child, (3) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (4) caring for such child immediately following such birth or placement, provided that, the Employee furnishes to the Company or Affiliate such timely information that the Company or Affiliate may reasonably require to establish (A) that the absence from work is for one of the reasons specified and (B) the number of days for which there was such an absence.

(hh) "PARTICIPANT" means an Eligible Employee who meets the requirements of section 3.1 and who is participating in the Plan.

(ii) "PARTICIPATING EMPLOYER" means any Affiliate which has adopted and is participating in the Plan in accordance with Article XII.

(jj) "PENSION PLAN" means The Northern Trust Company Pension Plan.

(kk) "PERMANENT DISABILITY" means any physical or mental injury, illness or incapacity which, in the sole judgment of the Committee based on the medical reports of a physician selected by the Committee and other evidence satisfactory to the Committee, currently and permanently prevents an Employee from satisfactorily performing the Employee's usual duties for the Company or an Affiliate or the duties of such other position or job which the Company or an Affiliate makes available to the Employee and for which such Employee is qualified by reason of training, education or experience. To the extent that a disability case manager determines whether an Employee is permanently disabled under the Company's short or long-term disability plan, such determination shall be binding with respect to the question of whether the Employee has incurred a Permanent Disability hereunder.

(ll) "PLAN" means The Northern Trust Company Thrift-Incentive Plan, as amended.

(mm) "PLAN YEAR" means the calendar year.

(nn) "RELATED PLAN" means any other defined contribution plan (as defined in section 415(k) of the Code) maintained by the Company or an Affiliate.

(oo) "ROLLOVER DEPOSIT ACCOUNT" means the aggregate of a Member's rollover deposits, as adjusted, to an Investment Fund made pursuant to section 4.1.

(pp) "SALARY" means the base salary paid by the Company to a Participant, plus any amounts paid as shift differential, but exclusive of severance pay or any other types of compensation. Base salary includes amounts which the Participant elects under section 4.1 to have contributed to his or her Before-Tax Deposit Account and any amounts contributed by or on behalf of the Participant to a cafeteria plan established by the Company.

     Notwithstanding any provision of this Plan to the contrary, a Participant's Salary for any calendar year prior to January 1, 1994, shall not exceed $200,000 (or such other amount as established by the Secretary of the Treasury pursuant to section 401(a)(17) of the Code).

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Salary of each Employee taken into account under the Plan shall not exceed the annual compensation limit under section 401(a)(17) of the Code. The annual compensation limit under section 401(a)(17) is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Salary is determined (the "determination period") beginning in that calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     In determining the Salary of a Participant for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except that, in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of these rules, the adjusted dollar limitation of Code section 401(a)(17) applicable to family members is exceeded, then the dollar limitation shall be prorated among the affected individuals in proportion to each such individual's Salary as determined under this section 2.1(pp) before applying the limitation.

(qq) "SALARY REDUCTION AGREEMENT" means an agreement entered by a Participant pursuant to Section 4.1 of the Plan.

(rr) "SALARY REDUCTION CONTRIBUTIONS" means amounts contributed by the Company on behalf of Participants pursuant to the provisions of Section 4.1 of the Plan.

(ss) "SEVERANCE ELIGIBLE PARTICIPANT" means, effective July 1, 1995, a Participant whose employment has terminated in a manner entitling such Participant to severance pay under any formal severance plan, program or arrangement maintained by The Northern Trust Company providing severance benefits to certain employees as a result of job elimination or termination of employment due to the acquisition or disposition of a business entity.

(tt) "SPOUSE" means the person to whom an Employee is married or, in the case of a deceased Employee, the person to whom an Employee was married on the date of the Employee's death.

(uu) "SUPPLEMENTAL COMPANY CONTRIBUTION" means a contribution made by the Company pursuant to the provisions of Section 4.6 of the Plan.

(vv) "THRIFT TRUST" means the trust created by a Declaration of Trust executed by The Northern Trust Company as of April 1, 1958 for purposes of the Plan, as amended. The Thrift Trust forms a part of the Plan.

(ww) "TRUSTEE" means The Northern Trust Company as Trustee of the Thrift Trust.

(xx) "VALUATION DATE" means a date as of which the Investment Funds are valued and the accounts of Participants adjusted. Prior to March 14, 1995, Valuation Dates shall be the last day of each calendar month, unless otherwise determined from time to time by the Committee. During March of 1995, the Plan shall be converted to a daily valuation system, and "Valuation Date" shall mean each business day from and after March 14, 1995.

(yy) "VALUATION PERIOD" means the period commencing on the day following a Valuation Date and ending on the next Valuation Date.

(zz) "VESTED PORTION" means that percentage of a Participant's Matching Contribution Account constituting the Participant's irrevocable right to such Account, as indicated in the following vesting schedule:


      =====================================

      PARTICIPANT'S YEARS
      OF VESTING SERVICE         VESTED
      WITH THE COMPANY           PERCENTAGE

      -------------------------------------

      Less than 2 years          0%
      2 years but less than 3    20%
      3 years but less than 4    40%
      4 years but less than 5    60%
      5 years but less than 6    80%
      6 or more years            100%

      A Participant is fully vested in his or her Matching Contribution Account after the Participant becomes Permanently Disabled, dies, or reaches Normal Retirement Age. A Participant is always fully vested in his or her After-Tax Deposit Account, Before-Tax Deposit Account, Rollover Deposit Account, ESOP Contribution Account, and Basic Contribution Account. Unless otherwise provided, the Vested Portion of a Participant's balance in the Acquired Company Prior Plan Account shall be determined based on the appropriate vesting provisions in the Plan to which such balances are attributable.

      UNVESTED PORTION means the remaining Account balance after subtracting the Vested Portion.

(aaa) "VESTING SERVICE" means the period of employment credited under section
      3.4.

Article III. Participation and Service

3.1 Participation

(a) An Eligible Employee shall first become eligible to have contributions made on his or her behalf after the latest of (1) the first day of the calendar quarter following the day on which he or she has completed one full year of Vesting Service, (2) the day on which he or she becomes an Eligible Employee, or (3) his or her twenty-first birthday.

(b) If an Eligible Employee does not begin to have contributions made on his or her behalf when first eligible under section 3.1(a), he or she may subsequently elect to have contributions made on his or her behalf effective (i) before July 1, 1993, as of the first day of any calendar quarter after meeting such requirements, (ii) from July 1, 1993 through March 1, 1995, as of the first day of any month after meeting such requirements, or (iii) effective April 1, 1995, as of the first day of any payroll period after meeting such requirements.

(c) Subject to section 2.1(k), at the time a Participant elects to have contributions made under section 4.1, the Participant may designate a Beneficiary to receive any benefit payable under the provisions of section
     8.2. At any time and from time to time thereafter, the Participant may make, change or revoke a Beneficiary designation. No designation, revocation, or change shall be effective unless made in writing and delivered to the Committee prior to the Participant's death.

(d) An Eligible Employee may agree with the Company that the Eligible Employee shall not participate in the Plan.

3.2 Duration of Participation

An Eligible Employee who becomes a Participant shall continue to be a Participant or Inactive Participant until he or she incurs a Break in Service, and also shall continue to be a Member thereafter for as long as he or she is entitled to receive any benefits hereunder. After receiving all benefits to which he or she is entitled hereunder, he or she shall cease to be a Member unless and until he or she thereafter becomes eligible to again become a Participant.

3.3 Transferred or Rehired Employees

The following rules shall be applicable to Employees who (a) become Participants because of transfer to a status qualifying for coverage under the Plan, (b) become Inactive Participants, (c) transfer to a status not qualifying for coverage after meeting the requirements of section 3.1 but before becoming Participants, or (d) are rehired by the Company:

(a) An Employee who shall be transferred into employment where he or she becomes an Eligible Employee hereunder shall be credited with Vesting Service computed for all his or her employment with the Company and any Affiliate, before and after such transfer.

(b) Any Participant who shall be transferred into employment as an Employee where he or she becomes an Inactive Participant shall continue to receive credit for Vesting Service under this Plan during the period he or she is an Inactive Participant.

(c) Any Eligible Employee who shall meet the requirements of section 3.1 but shall be transferred into employment as an Employee but not as an Eligible Employee, before becoming a Participant, shall no longer be eligible to elect to have contributions made on his or her behalf hereunder. Any such Employee shall continue to accrue Vesting Service during the period computed for all of the Employee's employment with the Company and any Affiliate.

(d) An Employee who has a Break in Service and is subsequently reemployed by the Company or an Affiliate shall be considered a new Employee for purposes of section 3.1, unless he or she was credited with at least one year of Vesting Service prior to his or her Break in Service. In such case, the Employee shall become eligible to have contributions hereunder made on his or her behalf (i) before January 1, 1995, on the first day of the first Valuation Period in which such person is so reemployed, and (ii) from and after January 1, 1995, on the first day of the first payroll period following such reemployment.

     (1) By written notice to the Committee after his or her reemployment, an Employee who has not had five consecutive One-Year Breaks in Service may deposit with the Trustee an amount which shall be equal to the aggregate value of the distributions from his or her Account at the time of his or her previous Break in Service. All deposits must be made in cash and in a single lump sum. The deposits must be made within five years after the Employee is reemployed.

          The Trustee shall allocate an Employee's deposits made to satisfy the requirements of this section 3.3(d) as follows:

          (A)  An Employee's deposits which are rollover deposits under section
               4.1 shall be allocated to the Employee's Rollover Deposit
               Account.

          (B) All other deposits shall be allocated to the Employee's After-Tax Deposit Account.

     (2) In the case of a reemployed Employee who does not have five consecutive One-Year Breaks in Service, the Company shall contribute to the Matching Contribution Account of such Employee the amount, if any, forfeited at the time of the Employee's termination of service, if and only if the Employee makes the deposits permitted under paragraph (1) above or the Employee did not receive a distribution at or after the time of his or her previous termination of service. The Company's contribution shall be made concurrently with the Employee's repayment if applicable, otherwise upon the date of his or her reemployment.

          For each other reemployed Employee, his or her beginning balance in each of his or her Accounts shall be zero, and his or her previous Forfeiture, if any, shall not be restored.

3.4 Vesting

An Employee shall receive credit for Vesting Service for the period commencing with the Employee's date of hire with the Company or an Affiliate and ending on the date the Employee incurs a Break in Service. Vesting Service shall be calculated in accordance with reasonable and uniform standards and policies adopted by the Company from time to time, which standards and policies shall be consistently observed subject, however, to the following:

(a) Vesting Service shall be computed on the following bases: (i) prior to July 1, 1993, an Employee shall receive credit for each calendar quarter during which the Employee earned at least one (1) Hour of Service or otherwise would receive credit for Vesting Service pursuant to subsection (a) above; and (ii) from and after July 1, 1993, an Employee shall receive credit for each calendar month during which the Employee earned at least one (1) Hour of Service or otherwise would receive credit for Vesting Service pursuant to subsection (b) below.

(b) An Employee shall earn Vesting Service for all periods of active employment with the Company or an Affiliate, and for the following periods that are not active employment but that precede a Break in Service:

     (i) an approved unpaid leave of absence from the Company or an Affiliate that is granted according to uniform and nondiscriminatory standards, but only if the Employee returns to work with the Company or an Affiliate upon the termination of such leave of absence;

     (ii) effective August 5, 1993, an absence from work with the Company or an Affiliate under the Family and Medical Leave Act of 1993, but only if the Employee returns to work with the Company or an Affiliate upon the termination of such period of absence;

     (iii) a period of up to one (1) year during which an Employee is on a Parental Leave;

     (iv) an absence from work with the Company or an Affiliate on account of military service with the armed forces of the United States, but only if the Employee reports for work within the period required under law pertaining to veteran's reemployment rights.

(c) If an Employee incurs a Break in Service, but returns to employment with the Company or an Affiliate prior to incurring a One-Year Break in Service (as defined in Section 3.6), the period commencing on the date the Break in Service began and ending on the date such Employee is reemployed shall be counted as Vesting Service. Notwithstanding the preceding sentence, if the Break in Service occurs during a period of absence from active employment, the Employee shall not receive Vesting Service under the preceding sentence unless such Employee returns to employment before the first (1st) anniversary of the first day of such absence. If an Employee suffers a One-Year Break in Service and the Employee is thereafter reemployed by the Company or an Affiliate, such Employee's Vesting Service before such One-Year Break in Service shall be added to the Employee's Vesting Service after reemployment.

(d) A Participant's Vesting Service shall not include periods of service with an entity prior to the date it became an Affiliate, except as provided in Schedule A hereto.

(e) A Severance Eligible Participant shall receive credit for one (1) year of Vesting Service beyond that earned pursuant to the foregoing.

(f) All periods of Vesting Service shall be aggregated; provided, however, that a Participant shall not receive multiple credit for Vesting Service with respect to any single period.

3.5 Break in Service

(a)  A "Break in Service" shall occur on earliest of:

     (i)  the date the Employee quits, is discharged, retires, or dies; or

     (ii) the first anniversary of the date the Employee separates from service with the Company or an Affiliate for any reason other than the reasons set forth in paragraph (i) above, such as vacation, holiday, sickness, disability, leave of absence or layoff.

(b) The fact that an Employee separates from service with the Company or an Affiliate on account of military service with the armed forces of the United States shall not constitute a Break in Service unless the Employee fails to report to work within the period required under law pertaining to veteran's reemployment rights, in which case the Break in Service shall occur on the earlier of (i) the expiration of the period by which such Employee was required by law to report back to work or (ii) the first anniversary of the date the Employee separated from service.

(c) A Break in Service shall end on the date on which an Employee again performs an Hour of Service for the Company or an Affiliate.

(d) The fact that an Employee who is a Participant becomes an Inactive Participant shall not constitute a Break in Service, but the foregoing rules shall continue to apply to such an Employee during the period he or she is an Inactive Participant.

(e) Effective August 5, 1993, the fact that an Employee is absent from work under the Family and Medical Leave Act of 1993 shall not constitute a Break in Service if the Employee returns to work with the Company or an Affiliate after such period of absence.

3.6 One-Year Break in Service

(a) The term "One-Year Break in Service" means each 12-consecutive-month period beginning on the date an Employee incurs a Break in Service under Section
     3.5 and ending on each anniversary of such date, provided that such Employee does not perform an Hour of Service for the Company or any Affiliate during such period.

(b) Solely for purposes of determining whether a One-Year Break in Service has occurred, but not for purposes of determining Vesting Service or Credited Service, in the case of an Employee who is on Parental Leave, the Employee's Break In Service shall be deemed to occur on the second (2nd) anniversary of the first day of such absence, provided the Employee does not perform an Hour of Service for the Company or any Affiliate during such period of absence. The period of time between the first (1st) and second
     (2nd) anniversaries of a Parental Leave shall not be counted as a Break in Service, Vesting Service or Credited Service.

Article IV. Participant Salary Reduction Contributions

4.1 Participant Salary Reduction Contributions

An Eligible Employee who meets the requirements of section 3.1 (or upon reemployment, section 3.3) may enter into a Salary Reduction Agreement, pursuant to which the Employee authorizes the Company to deduct an amount of money from the Employee's Salary and deposit it with the Trustee for investment as the Employee shall have directed as provided in section 6.3. A Salary Reduction Agreement shall be in such written, electronic or other form, as the Committee shall establish, and shall be entered into on or before such reasonable and nondiscriminatory deadline as is specified by the Committee. Subject to section 4.7, the amount elected must equal 1 percent of the Employee's Salary or any multiple thereof not exceeding 12 percent. The amount shall be deposited to the Employee's After-Tax Deposit Account or to his or her Before-Tax Deposit Account, or partly to each in whole percentages, as designated by the Employee. Deposits to an Employee's Before-Tax Deposit Account in a calendar year may not exceed $7,627 (less any other contributions made to other plans qualified under section 401(k) of the Internal Revenue), adjusted for increases in the cost of living as provided in Code section 415(d), and any excess deposits shall be made to his or her After-Tax Deposit Account. Salary Reduction Contributions by an Employee under this section 4.1 may be suspended pursuant to section 8.8(b)(2).

Amounts deposited to the Employee's Before-Tax Deposit Account pursuant to this section 4.1 shall be considered as contributions made by the Company on behalf of the Employee to the Thrift Trust under a qualified cash or deferred arrangement as defined in section 401(k)(2) of the Code so that the amounts will not be included in the Employee's income for federal income tax purposes in the year of contribution. Amounts deposited to the Employee's After-Tax Deposit Account shall be considered as deposits made by the Employee from his or her Salary which is subject to federal income tax in the year paid.

With authorization by the Committee, an Eligible Employee may make a rollover deposit to the Plan from a qualified plan, an employee annuity, an individual retirement account, or an individual retirement annuity, as described in sections 402(a)(5), 403(a)(4), and 408(d)(3) of the Code. The amount shall be deposited in cash to the Employee's Rollover Deposit Account. An Eligible Employee who is not otherwise a Participant in the Plan shall be considered as a Participant solely for purposes of his or her Rollover Deposit Account. The Committee shall authorize and regulate the making of rollover deposits in accordance with uniform and nondiscriminatory rules.

4.2 Changing Rate of Salary Reduction Contributions

A Participant may change the rate of or terminate his or her Salary Reduction Contributions as of the first day of any subsequent Valuation Period by entering into a new Salary Reduction Agreement; provided, however, that no Salary Reduction Agreements designating a change or termination shall be accepted during February 1995. Any new or changed rate shall comply with the requirements of section 4.1. Changes may be effected no more than once each payroll period. Before January 1, 1995, changes may be made no more than 6 times in a calendar year. Changes shall be subject to such deadlines, and shall be in such form as the Committee shall determine.

4.3 Limitations on Salary Reduction Contributions

(a) Notwithstanding anything to the contrary contained elsewhere in the Plan or contained in any Salary Reduction Agreement, but subject to section 4.7, all Salary Reduction Agreements entered into with respect to any Plan Year shall be valid only if one of the tests set forth in subsection (b) of this section 4.3 is satisfied for such Plan Year. In determining whether such tests are satisfied, all contributions to a Before-Tax Deposit Account, and excess contributions of a Highly Compensated Participant to his or her After-Tax Deposit Account, if any, made with respect to such Plan Year shall be considered.

(b) For each Plan Year the Actual Deferral Percentage for Highly Compensated Participants shall bear to the Actual Deferral Percentage for all other Participants a relationship that satisfies either of the following tests:

     (i) The Actual Deferral Percentage for Highly Compensated Participants is not more than the Actual Deferral Percentage of all other Participants multiplied by 1.25; or

     (ii) The Actual Deferral Percentage for Highly Compensated Participants is not more than the Actual Deferral Percentage for all other Participants multiplied by two and the excess of the Actual Deferral Percentage for the group of Highly Compensated Participants over that of all other Participants is not more than two percentage points.

(c)  If at the end of any Plan Year neither of the tests set forth in subsection
     (b) of this section 4.3 is satisfied for such Year, then:

     (i) Salary Reduction Agreements entered into for that Plan Year by Highly Compensated Participants shall be valid only to the extent permitted by one of the tests set forth in subsection (b) of this section, and Salary Reduction Contributions made by the Company for such Plan Year for Highly Compensated Participants shall be reduced in the manner set forth in subsection (c)(ii) to the extent necessary to comply with one of the tests set forth in subsection
            (b) of this Section. All Salary Reduction Contributions so reduced, adjusted for earnings, gains and losses allocable thereto, shall be allocated and distributed in the manner provided in section 4.4.

     (ii) Reductions pursuant to subsection (i) above shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: The Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. This process shall be repeated until the Plan satisfies one of the tests set forth in subsection (b) for such Plan Year.

     (iii) Salary Reduction Agreements entered into by all Participants who are not Highly Compensated Participants shall be valid and Salary deferral contributions made by the Company for such Participants shall not be changed.

            The calculations, reductions and allocations required by this section 4.3 and section 4.4 shall be made by the Company with respect to a Plan Year at any time prior to the close of the following Plan Year.

(d) If at any time during a Plan Year the Company, in its sole discretion, determines that neither of the tests set forth in subsection (b) of this section 4.3 may be met for such Plan Year, then:

     (i) The Committee shall have the unilateral right during the Plan Year to require the prospective reduction, for the balance of such Year or any part thereof, of the percentage of the Salary of Highly Compensated Participants that may be subject to Salary Reduction Agreements. Such reductions shall be made to the extent necessary, in the discretion of the Committee, to assure that one of the tests set forth in subsection (b) of this section 4.3 shall be met for the Plan Year and shall be based upon estimates made from data available to the Committee at any time during the Plan Year.

     (ii) Reductions pursuant to subsection (i) above shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: The Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. This process shall be repeated to the extent necessary to assure that one of the tests set forth in subsection (b) shall not be exceeded for such Plan Year.

(e) To the extent permitted, the limitations set forth in this section 4.3 shall be adjusted in connection with contributions made pursuant to section 4.7.

4.4 Recharacterization and Return of Certain Salary Reduction Contributions

If a Salary Reduction Contribution made by the Company for a Highly Compensated Participant is reduced for a Plan Year pursuant to Section 4.3(c), the amount so reduced shall be allocated and distributed, at any time prior to the close of the following Plan Year, as follows:

(a) To the extent permitted by regulations issued by the Secretary of the Treasury and as elected by the Highly Compensated Participant, if the Participant has not made deposits to his or her After-Tax Deposit Account equal to the maximum amount permitted under the Plan, the amount reduced pursuant to section 4.3(c), adjusted for earnings, gains and losses allocable thereto for the Plan Year, shall be deemed to be after-tax deposits made by the Participant and shall (within the limits contained in the Plan) be allocated to the Participant's After-Tax Deposit Account; or

(b)  To the extent that the procedure set forth in subsection (a) of this
     Section is not elected by the Highly Compensated Participant, or if the Highly Compensated Participant makes or is deemed to have made deposits to his or her After-Tax Deposit Account equal to the maximum amount permitted by the Plan (through Salary Reduction Contributions made pursuant to Article IV of the Plan, pursuant to the operation of subsection (a), or both), any portion of the amount so reduced pursuant to Section 4.3(c) that is not allocated to the Participant's After-Tax Deposit Account pursuant to subsection (a) of this Section 4.4, adjusted for earnings, gains and losses allocable thereto for the Plan Year, pursuant to Section 401(k)(8) of the Code, shall be paid directly to the applicable Highly Compensated Participant.

4.5 Treatment of Associated Matching Contribution

Any Matching Contribution that is associated with a Salary Reduction Contribution made by the Company for a Highly Compensated Participant that is reduced for a Plan Year pursuant to Section 4.3(c), shall continue to be treated as a Matching Contribution, subject to Section 5.5.

4.6 Supplemental Company Contributions

The Company may contribute to the Thrift Trust with respect to any Plan Year a Supplemental Company Contribution in such amount as the Committee may determine. Supplemental Company Contributions may be made to the Before-Tax Deposit Accounts of Participants who are not Highly Compensated Participants only if, and to the extent that, such Contributions are necessary to satisfy one of the tests contained in section 4.3(b) of the Plan. The Supplemental Company Contribution for any Plan Year shall be allocated to the Before-Tax Deposit Accounts of Participants who are not Highly Compensated Participants in the manner in which the Company shall determine in its sole discretion. Upon allocation to the Before-Tax Deposit Accounts of such Participants, the Supplemental Company Contribution shall be considered as Salary Reduction Contributions for all purposes of the Plan other than for purposes of sections
8.7 and 8.8 of the Plan and for purposes of determining the amount of Matching Contributions made on such Participant's behalf pursuant to section 4.4, and shall be subject to all of the provisions of the Plan regarding Salary Reduction Contributions. The Company shall pay to the Thrift Trust its Supplemental Company Contribution with respect to a particular Plan Year within 90 days after the end of such Plan Year.

4.7 Uniformed Services Employment and Reemployment Rights Act

This Plan shall be administered consistent with the provisions of Uniformed Services Employment and Reemployment Rights Act of 1994, P.L. 103-353 ("USERRA"). As such, (i) an Eligible Employee who has returned to work within the period required under USERRA after he or she is released from military service with the armed forces of the United States, shall be permitted to make Salary Reduction Contributions to the extent required to comply with USERRA and other applicable laws and (ii) the Company shall make contributions to the extent necessary to comply with such law.

Article V. Company Contributions

5.1 Company Matching Contribution

If an Employee is a Participant in the Plan during any part of a calendar year and, on December 31 of that calendar year, is either--

(a) in the service of the Company or receiving Salary or on leave of absence, paid or unpaid, or

(b) not in the service of the Company, but the Employee terminated his or her service with the Company during the calendar year by reason of Permanent Disability, death, normal or early retirement under the Pension Plan, any other retirement after his or her Normal Retirement Date, or under circumstances which he or she is a Severance Eligible Participant, then the Employee is eligible to have the Company make a Matching Contribution to the Employee's Matching Contribution Account for that calendar year. Subject to the provisions of sections 5.2, 5.4, and 5.5, the amount of the Matching Contribution for a calendar year shall be the applicable percentage of the maximum possible contribution, determined in accordance with the following two tables:

Table One
Maximum Possible Matching Contribution
==================================================
                          MAXIMUM POSSIBLE PERCENT
MATCHABLE PARTICIPANT     OF SALARY FOR CALENDAR
DEPOSITS FOR              YEAR WHICH MAY BE
CALENDAR YEAR             CONTRIBUTED BY COMPANY
--------------------------------------------------
1%                        1.25%
2%                        2.50%
3%                        3.75%
4%                        5.0%
--------------------------------------------------

"Matchable participant deposits" means the aggregate contributions deposited by a Participant to his or her After-Tax Deposit Account and Before-Tax Deposit Account during the calendar year which are matchable by the Company. Matchable participant deposits may include amounts contributed under section 4.7. The matchable participant deposits are calculated based on the percent of Salary deposited for each pay period in the calendar year. Matchable participant deposits that exceed 4 percent in any pay period are disregarded for this purpose; provided, however, that amounts in excess of 4 percent may be considered to the extent necessary to comply with section 4.7. The sum of these amounts is the aggregate matchable participant deposit for the calendar year.

The applicable percentage of the maximum possible contribution for a calendar year shall be determined by how close Northern Trust Corporation comes to attaining the earnings goal for the Corporation for the calendar year. The earnings goal for the calendar year shall be announced by the Company's Board of Directors in the first quarter of the calendar year. The Corporation's earnings for the calendar year for purposes of the Company's Matching Contribution shall be determined by the Company's Board of Directors in its discretion, taking into consideration such factors and circumstances and including or excluding such items of income and expense as it deems appropriate, and shall be announced to Participants in the first quarter of the following year. After the end of the calendar year--

(1) the Corporation's earnings for the calendar year shall be expressed as a percentage of the earnings goal for the year, and

(2) the Company shall make a Matching Contribution to the Matching Contribution Account of a Participant or Former Participant eligible in accordance with the following Table Two:

Table Two
Applicable Percentage of
Maximum Possible Contribution
==================================================
                    APPLICABLE PERCENTAGE OF
                    MAXIMUM POSSIBLE CONTRIBUTION
PERCENTAGE OF       (PERCENTAGE OF TABLE ONE
EARNINGS GOAL       MAXIMUM POSSIBLE
ATTAINED BY         CONTRIBUTION WHICH COMPANY
CORPORATION         WILL CONTRIBUTE TO
(EARNINGS/          PARTICIPANT'S
EARNINGS GOAL)      MATCHING CONTRIBUTION ACCOUNT)
--------------------------------------------------
100% or more        100%
99%                 99%
98%                 98%
97%                 97%
96%                 96%
95%                 95%

94%                 93%
93%                 91%
92%                 89%
91%                 87%
90%                 85%

89%                 82%
88%                 79%
87%                 76%
86%                 73%
85%                 70%

84%                 66%
83%                 62%
82%                 58%
81%                 54%
80%                 50%

79%                 45%
78%                 40%
77%                 35%
76%                 30%
75%                 25%

below 75.0000%      None (0%)
-------------------------------------------------


The percentage of earnings goal includes not only whole percentages but also fractions thereof, which shall be considered by extrapolation in determining the applicable percentage of the maximum possible Company contribution.

5.2 Limitations on Deposits and Contributions

(a)  Notwithstanding anything contained herein to the contrary, but subject to section 4.7, a Participant's Annual Additions for a Limitation Year shall not exceed the lesser of--

     (1) $30,000, adjusted for increases in the cost of living as provided in Code section 415(d), or

     (2)  25 percent of the Participant's compensation (as defined in paragraph
          (f)(3) below).

(b) If any Participant under the Plan is also a Participant in a defined benefit plan (as defined in section 415(k) of the Code) maintained by the Company or an Affiliate, the sum of the defined benefit plan fraction (as defined in section 5.2(f)(2)) and the defined contribution plan fraction (as defined in section 5.2(f)(1)) for any Limitation Year with respect to such Participant shall not exceed one. If a Participant is otherwise entitled to receive an allocation under this Plan and accrue a benefit under a defined benefit plan maintained by the Company or an Affiliate, and the combination thereof would cause the limitations of this section to be exceeded, the allocation under this Plan will only be reduced if the accrual under such defined benefit plan is not decreased as necessary to cause such limitations not to be exceeded.

(c) To the extent a Participant's Annual Additions for a Limitation Year exceed the limitations in either paragraph (a)(1) or (a)(2), the Participant's deposits shall be returned to the Participant in the following order:

     (1)  the Participant's deposits to his or her After-Tax Deposit Account;
          then

     (2)  the Participant's deposits to his or her Before-Tax Deposit Account.

After giving effect to the foregoing sentence, if appropriate, the Company shall make no contribution to the Participant's Matching Contribution Account which would result in those limitations being exceeded. If any excess Annual Additions nonetheless remain in the Participant's Accounts, such excess amounts shall be subtracted from his or her Matching Contribution Account. The subtracted amount shall be used to reduce Company contributions as provided in section 5.4.

(d) If a Participant is entitled to receive an allocation under this Plan and any Related Plan and, in the absence of the limitations contained in this section, the Company would contribute or allocate to the Accounts of that Participant an amount for a Limitation Year that would cause the Annual Additions to the Accounts of the Participant to exceed the annual Maximum Permissible Amount for such Year, then the contributions and allocations made with respect to the Participant under this Plan will be reduced before the contributions or allocations to the Participant's accounts under the Related Plan are reduced.

(e) In applying the limitations under this section 5.2, all Affiliates shall, together with the Company, be considered as a single employer. In addition, in applying these limitations, all defined contribution plans (whether or not terminated) of the Company shall be treated as one defined contribution plan, and all defined benefit plans (whether or not terminated) of the Company shall be treated as one defined benefit plan.

(f)  For purposes of this section 5.2--

     (1) The "defined contribution plan fraction" for any Limitation Year for a Participant means a fraction, the numerator of which is the sum of the Participant's Annual Additions for the Limitation Year and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts (determined for the Limitation Year and for each prior Limitation Year of service with the Company): (1) the product of 1.25 multiplied by the dollar limitation in effect under Code section 415(c)(1)(A) for such Limitation Year or (2) the product of 1.4 multiplied by 25 percent of the Participant's compensation for such Limitation Year.

     (2) The "defined benefit plan fraction" for any Limitation Year for a Participant means a fraction, the numerator of which is the Participant's projected annual benefit (determined as of the close of the Limitation Year), and the denominator of which is the lesser of
          (A) the product of 1.25 multiplied by the maximum dollar limitation under Code section 415(b)(1)(A) for that year or (B) the product of
          1.4 multiplied by 100 percent of the Participant's average compensation for his or her high three years. However, the denominator of the fraction shall not be less than 1.25 multiplied by the annual benefit which the Participant had accrued under the Pension Plan as of September 30, 1983.

     (3) The term "compensation" shall mean wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company or an Affiliate (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, tips, and bonuses); shall include all compensation actually paid or made available to a Participant for an entire Limitation Year; and shall not include any other items or amounts paid to or for the benefit of a Participant.

(g) For any Limitation Year in which the Plan is a top-heavy plan, the determination of the defined benefit fraction and the defined contribution fraction under this section 5.2 will be adjusted in accordance with the provisions of section 416(h) of the Code.

(h) To the extent permitted, the limitations set forth in this section 5.2 shall be adjusted in connection with contributions made pursuant to section 4.7.

5.3 Time of Matching Contributions

The Company's Matching Contribution for a calendar year on behalf of a Participant shall be made as soon as practicable after the end of the calendar year, without interest, but otherwise shall be deemed to have been made as of December 31 of the calendar year if it is made not later than the time prescribed by law (with extensions) for the filing of the Company's federal income tax return for that year. All contributions shall be transmitted to the Trustee for investment as the Participant shall have directed as provided in section 6.3.

5.4 Forfeitures

Forfeitures occurring other than as of the last day of the Plan Year under section 8.3 shall be held in a suspense account in the Plan and invested in the Short Term Fund. Notwithstanding the provisions of section 5.1, Forfeitures, and (where applicable) earnings thereon, shall be used to satisfy the Matching Contribution, and the Company's contribution under section 5.1 shall be reduced (but not below zero) accordingly.

5.5 Limitations on Contributions

The amount of contributions made by any corporation which is a party to this Plan shall not exceed the amount deemed to be deductible in computing the taxable income of such corporation (taking into account all contributions under the Pension Plan and all privileges and limitations of carry over and carry forward as established by law) for the purpose of computing taxes on, or measured by, income under the provisions of the Code or any other laws in effect from time to time.

5.6 Rules Governing Matching Contributions

(a)  Notwithstanding any provisions of the Plan to the contrary, but subject to section 4.7, the Actual Contribution Percentage of Highly Compensated Participants shall bear to the Actual Contribution Percentage for all other Participants a relationship that satisfies either of the following tests:

     (i) The Actual Contribution Percentage for Highly Compensated Participants is not more than the Actual Contribution Percentage for all other Participants multiplied by 1.25; or

     (ii) The Actual Contribution Percentage for Highly Compensated Participants is not more than the Actual Contribution Percentage for all other Participants multiplied by two and the excess of the Actual Contribution Percentage for the group of Highly Compensated Participants over that of all other Participants is not more than two percentage points.

(b) If, at the end of any Plan Year, neither of the tests set forth in subsection (a) is satisfied for such Year, then the Matching Contributions made for such Year on behalf of Highly Compensated Participants shall be reduced in the manner set forth in this subsection (b) to the extent necessary to comply with one of the tests set forth in subsection (a). Reductions pursuant to the preceding sentence shall be effected with respect to Highly Compensated Participants pursuant to the following procedure: The Actual Contribution Percentage of the Highly Compensated Participant with the highest Actual Contribution Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Participant with the next highest Actual Contribution Percentage. This process shall be repeated until the Plan satisfies one of the tests set forth in subsection (a) for such Plan Year.

(c) Deposits by Participants who are not Highly Compensated Participants to the After-Tax Deposit Account and Matching Contributions made on account of Participants who are not Highly Compensated Participants shall be valid and shall not be affected by this section. The unvested portion of Matching Contributions that are reduced pursuant to the preceding provisions of this section for the Plan Year, adjusted for earnings, gains and losses allocable thereto pursuant to Section 401(m) of the Code for such Plan Year, shall be returned to the Company and the reduced after-tax deposits and the vested portion of such reduced Matching Contributions, adjusted for earnings, gains and losses allocable thereto shall be paid directly to the applicable Participant. After-tax deposits shall be reduced first, and, to the extent necessary, vested Matching Contributions shall be reduced thereafter. If the vested portion of the Matching Contribution Account of the Participant is not sufficient to satisfy the necessary reduction the nonvested portion of such Matching Contribution Account shall be forfeited to the extent necessary to satisfy such reduction. The calculations, reductions, allocations and payments required by this section shall be made by the Committee with respect to a Plan Year at any time prior to the close of the following Plan Year.

(d) If at any time during a Plan Year the Committee, in its sole discretion, determines that neither of the tests set forth in subsection (a) of this
     Section 5.6 may be met for such Plan Year, then:

     (i) The Committee shall have the unilateral right during the Plan Year to require the prospective reduction, for the balance of the Year, or any part thereof, of the percentage of Salary of Highly Compensated Participants that may be deposited on an after-tax basis. Such reductions shall be made to the extent necessary, in the discretion of the Committee, to assure that one of the tests set forth in subsection
          (a) of this section 5.6 shall be met for the Plan Year and shall be based upon estimates made from data available to the Committee at any time during the Plan Year.

     (ii) Reductions pursuant to (i) above shall be effected with respect to Highly Compensated Participants pursuant to the following procedure:
          The Actual Contribution Percentage of the Highly Compensated Participant with the highest Actual Contribution Percentage shall be reduced to the extent necessary to cause such Highly Compensated Participant's Actual Contribution Percentage to equal the Actual Contribution Percentage of the Highly Compensated Participant with the next highest Actual Contribution Percentage. This process shall be repeated to the extent necessary to assure that one of the tests set forth in subsection (a) shall not be exceeded for such Plan Year.

(e) If one or more Highly Compensated Participants is eligible to authorize Salary Reduction Contributions to be made on his or her behalf, and to have Matching Contributions allocated to his Accounts pursuant to the Plan during such Plan Year and the sum of the Actual Deferral Percentage of the entire group of Highly Compensated Participants and of the Actual

     Contribution Percentage of the entire group of Highly Compensated Participants for such Plan Year exceeds the Aggregate Limit, then the Actual Contribution Percentage of those Highly Compensated Participants will be reduced (beginning with such Highly Compensated Participant whose Actual Contribution Percentage is the highest) so that the limit is not exceeded. The Actual Deferral Percentage and the Actual Contribution Percentage of the Highly Compensated Participants are determined after any corrections required to meet the Actual Deferral Percentage and Actual Contribution Percentage tests. This subsection (e) shall not apply if either the Actual Deferral Percentage or the Actual Contribution Percentage of the Highly Compensated Participants does not exceed 1.25 multiplied by the Actual Deferral Percentage and Actual Contribution Percentage of the non-Highly Compensated Participants.

(f) To the extent permitted, the limitations set forth in this section 5.6 shall be adjusted in connection with contributions made pursuant to section 4.7.

5.7 Transfers from ESOP

To enable The Northern Trust Employee Stock Ownership Plan to satisfy the investment diversification requirement of Code section 401(a)(28)(B), the Plan shall accept transfers of cash directly from an Employee's account in the Northern Trust Employee Stock Ownership Plan which are made to fulfill that requirement. The transferred property shall be added to the Employee's ESOP Contribution Account. The Committee shall regulate the making of transfers in accordance with uniform and nondiscriminatory rules.

Article VI. Investment Funds

6.1 Investment Funds

There shall be the following six Investment Funds:

(a) SHORT TERM FUND. This Fund invests primarily in debt instruments with short maturity dates (e.g., money market instruments). This Fund shall be invested with the objective of minimizing fluctuations in the market value of the Fund, while obtaining maximum income consistent with that objective.

(b) BENCHMARK FUNDS--BOND PORTFOLIO. This Fund invests primarily in debt instruments with longer maturity dates (e.g., bonds).

(c) BENCHMARK FUNDS--BALANCED PORTFOLIO. This Fund invests in stocks, bonds, and money market instruments. The mix of these investments is regularly monitored and adjusted.

(d) BENCHMARK FUNDS--EQUITY INDEX PORTFOLIO. This Fund invests primarily in common stocks. The Fund seeks to achieve investment performance results paralleling the results of the Standard & Poor's 500 Stock Index. The Fund's investments are not actively managed.

(e) BENCHMARK FUNDS--FOCUSED GROWTH PORTFOLIO. This Fund invests primarily in stocks of companies with high growth potential.

(f) NORTHERN TRUST STOCK FUND. This Fund shall be invested primarily in shares of common stock of Northern Trust Corporation.

The Benchmark Fund is a registered investment company. The Northern Trust Company is the investment adviser, transfer agent, and custodian for each portfolio of the Fund, and it receives from each portfolio a fee for its services.

The Committee may select other investment funds, in addition to or in lieu of, the foregoing Funds. Such other funds shall be included within the terms "Funds" or "Investment Funds" hereunder as if specified above.

6.2 Administration of Funds

Each of the Investment Funds shall be invested without distinction between principal and income. Pending payment of costs, expenses and anticipated benefits, or acquisition of permanent investments, the Trustee may hold any portion of any of the Investment Funds in money market instruments (or in a collective investment fund or registered investment company composed primarily of such investments). Prior to March 14, 1995, the Committee may allocate the aggregate deposits and contributions on behalf of all Participants among the Investment Funds on an estimated basis during a Valuation Period and make compensating adjustments among the Funds, if needed, as of the end of the Valuation Period in order to facilitate administration of the Plan.

6.3 Selection of Investment Funds

Each Member shall have the right to direct that--

(a) the contributions to the After-Tax Deposit Account and Before-Tax Deposit Account shall be invested in specified multiples of 1 percent in any one or more of the Investment Funds (but not in The Northern Trust Stock Fund), with the same election applying to deposits to both Accounts,

(b) the contributions to the Member's Rollover Deposit Account shall be invested in specified multiples of 1 percent in any one or more of the Investment Funds (but not in The Northern Trust Stock Fund),

(c) the contributions to the Member's Basic Contribution Account and Matching Contribution Account shall be invested in specified multiples of 1 percent in any one or more of the Investment Funds,

(d) the contributions to the Member's ESOP Contribution Account shall be invested in specified multiples of 1 percent in any one or more of the Investment Funds (but not in The Northern Trust Stock Fund), and

(e) the contributions to the Member's Acquired Company Prior Plan Account shall be invested in specified multiples of 1 percent in any one or more of the Investment Funds (provided that, if such Account is not wholly attributable to contributions of an employer, within the contemplation of Section 3(a)(2) of the Securities Act of 1933, no investment may be made in The Northern Trust Stock Fund).

Directions shall be in such written, electronic, or other form as the Committee shall determine, and shall be made on or before any reasonable and nondiscriminatory deadline that the Committee establishes.

6.4 Transfers Between Funds

Subject to restrictions set forth below, each Member shall have the right to direct that--

(a) his or her After-Tax Deposit Account, Before-Tax Deposit Account, ESOP Contribution Account and Rollover Deposit Account which are invested in any one or more of the Investment Funds, shall be transferred in whole or in part to any one or more of the Investment Funds (but not The Northern Trust Stock Fund), with the same election applying to transfers in all four Accounts, and

(b) his or her Basic Contribution Account, Matching Contribution Account and Acquired Company Prior Plan Account (subject to the proviso contained in subsection (e) of section 6.3) which are invested in any one or more of the Investment Funds, shall be transferred in whole or in part to any one or more of the Investment Funds, with the same election applying to transfers in all three Accounts;

provided, however that before March 14, 1995, a Participant who has terminated employment with the Company or any Affiliate shall not have the right to direct the investment of his or her Accounts after the date the Participant's employment terminates. Such Participant's Account balances will be transferred to the Short Term Fund as of the first Valuation Date after the Participant terminates employment.

Any investment direction must be received by the Committee on or before any reasonable and nondiscriminatory deadline that it establishes. Directions shall be in such written, electronic, or other form as the Committee shall determine. Through June 30, 1993, transfers may be made effective as of the first day of any calendar quarter. Effective July 1, 1993 through March 1, 1995, transfers may be made as of the first day of any month, up to six times in a calendar year; provided, however, that no transfers shall be accepted during February 1995. Effective March 14, 1995, transfers may be made effective as of any business day.

In addition to other limitations set forth above, the Committee will not accept instructions to transfer funds to or from The Northern Trust Stock Fund under this Plan during the period beginning on the 10th business day prior to the end of a calendar quarter and ending on the third business day following the release of quarterly or annual financial information with respect to such quarter.

Further, the Committee in its discretion may at any time and from time to time regulate, limit, or prohibit Members from making transfers to or from (or investing in, or withdrawing or borrowing from) The Northern Trust Stock Fund under this Plan, in order to ensure that federal securities laws will not be violated currently or in the future.


6.5 Voting Rights; Tender Offers

(a) Each Member having an interest in The Northern Trust Stock Fund shall have the right to direct the manner in which the Trustee shall vote common stock of Northern Trust Corporation ("Company Stock") in such Fund equivalent to his or her proportionate interest therein.

(b) In the event of a Tender Offer for Company Stock, each Member having an interest in The Northern Trust Stock Fund shall have the right to direct whether the Trustee will (1) tender Company Stock in such Fund equivalent to his or her Proportionate Interest therein and (2) withdraw such Stock from the depository into which it is tendered pursuant to such direction.

(c) Subject to sections 14.6, 14.7, and 14.8 of the Plan and Part 4 of Title I of ERISA, the Trustee shall vote, tender, or withdraw from the depository into which tendered, Company Stock in The Northern Trust Stock Fund only in accordance with directions received from Members within the time periods set forth below and shall not vote, tender, or so withdraw Company Stock in The Northern Trust Stock Fund equivalent to the Proportionate Interest of Participants from whom timely directions are not received by the Trustee pursuant to this section.

(d) As soon as possible prior to each stockholders meeting of Northern Trust Corporation, the Trustee shall provide each Member entitled under this section to direct the voting of Company Stock with notice of such meeting and of those matters which at the time of the mailing of such notice are expected to be presented at such meeting for action by holders of Company Stock. Such notice shall be accompanied by an appropriate form with which the Member may direct the manner of voting on such matters. If directions on such matters are received by the Trustee from any such Member at least two days prior to such meeting, the Trustee shall vote such Member's Proportionate Interest in accordance with the directions received from such Member.

(e) If any person makes a Tender Offer for shares of Company Stock which includes shares of Company Stock held in The Northern Trust Stock Fund, the Trustee shall promptly notify each Member having an interest in The Northern Trust Stock Fund: (1) that a Tender Offer for shares of Company Stock has been commenced, (2) of the identity of the tender offeror, (3) of such other information as the Trustee deems appropriate to enable the Member to make an independent decision with respect to the tendering of such Stock, (4) that the Member has the right to direct whether his Proportionate Interest will be tendered, and (5) that Company Stock constituting the Member's Proportionate Interest will not be tendered except to the extent that a direction to tender has been received by the Trustee from such Member no later than the date two days before the deadline for tenders under such Tender Offer. Such notice will be accompanied by an appropriate form with which the Member may direct the Trustee whether to tender his or her Proportionate Interest. If such written direction is received by the Trustee prior to such date, the Trustee shall tender, or not tender, such Member's Proportionate Interest in accordance with such directions. A Member's direction to tender or not tender shall become irrevocable on the date two days before such deadline for tenders and may be revoked by a subsequent direction received by the Trustee from such Member on or before such date. After shares of Company Stock have been tendered pursuant to this section, the proceeds of the Trust's sale of such Company Stock pursuant to the Tender Offer attributable to each Member who directed the tender of his Proportionate Interest shall be separately accounted for in The Northern Trust Stock Fund. As soon as practicable after consummation of the sale of such Stock thereunder, the directing Member's interest in The Northern Trust Stock Fund will be debited with the proceeds of such sale, and as of the end of the Valuation Period that interest shall be transferred to the Short Term Fund.

(f) If shares of Company Stock have been tendered in a Tender Offer by the Trustee pursuant to the direction of a Member, and if withdrawal rights arise pursuant to (1) the terms of such Tender Offer, (2) any statute or regulation promulgated thereunder, or (3) a court order, the Trustee shall promptly notify any Member who made such a direction that he has the right to direct the withdrawal of the shares of Company Stock tendered pursuant to his or her direction from the depository into which such shares have been tendered. The Trustee will provide such Member with an appropriate form with which he may direct the Trustee to withdraw such shares. In the event the Trustee receives any such written direction within sufficient time to act, it shall withdraw such shares of Company Stock.

(g)  DEFINITIONS.

     (1) The "Proportionate Interest" of a Member is the number of shares of Company Stock determined by multiplying the total number of shares of Company Stock held in The Northern Trust Stock Fund by a fraction, the numerator of which is the Member's interest in The Northern Trust Stock Fund and the denominator of which is the entire balance of The Northern Trust Stock Fund. All determinations made pursuant to the preceding sentence shall be as of the first day of the Valuation Period which Period includes (A) in the case of the voting of Company Stock, the record date for the applicable meeting and (B) in the case of a Tender Offer for Company Stock, the date on which the Tender Offer was announced.

     (2) A "Tender Offer" is a tender offer for, or a request for or invitation for tenders of, stock within the meaning of section 14(d) of the Securities Exchange Act of 1934 and applicable rules, regulations, and case law thereunder.

6.6 Individual Accounts

The Committee will maintain or cause to be maintained individual accounts of the interests of Participants in the several Investment Funds, showing separately interests resulting from the deposits of Members and from contributions made by the Company on their behalf. Each Investment Fund may be invested as a single fund, however, without segregation of Fund assets to the individual Accounts of Members.

Article VII. Valuation and Adjustments

7.1  Valuation and Adjustments

As of each Valuation Date, the value of each Account shall be determined in the following manner:

(a) As soon as practicable after each Valuation Date, the fair market value of the assets of each of the Investment Funds, net of fees chargeable, shall be determined as of the Valuation Date (or, before March 14, 1995, as of the next previous business day if the Valuation Date falls on a Saturday, Sunday, or holiday).

(b) Each Account in an Investment Fund shall be adjusted by multiplying it by a fraction, the numerator of which is the fair market value of such Fund as of the Valuation Date, and the denominator of which is the sum of (1) the adjusted value of the Fund on the last Valuation Date determined as provided in subsection (d) and (2) the aggregate amount of all Members' deposits and loan payments and Company contributions during the Valuation Period beginning after the last Valuation Date.

(c) Following the adjustment of each Account in an Investment Fund pursuant to subsection (b), the benefits and withdrawals distributable, loans granted, and amounts transferable from the Fund as of the Valuation Date shall be paid to the Members and Beneficiaries entitled thereto, and such amounts transferable to other Investment Funds shall be deposited in such Funds.

(d) The amount of benefits and withdrawals distributed, loans disbursed, and amounts transferred from each Investment Fund as of the Valuation Date shall be deducted from, and the amount of transfers to such Fund as of the Valuation Date shall be added to, the fair market value of such Fund as of the Valuation Date, and the resulting figure shall be recorded as the adjusted value of such Investment Fund on the Valuation Date.

Article VIII. Benefits

8.1 Normal Retirement Date, Pension, Permanent Disability

Each Member whose participation in the Plan terminates by reason of termination of service with the Company--

(a)  for any reason after the Member attains his or her Normal Retirement Date,

(b) after the Member has qualified for an Early Retirement Pension under the Pension Plan, or

(c)  by reason of Permanent Disability,

shall be entitled to receive a 100% vested benefit equal to the value of the sum of his or her After-Tax Deposit Account, Before-Tax Deposit Account, Rollover Deposit Account, ESOP Contribution Account, Basic Contribution Account, Company Matching Contribution Account and Acquired Company Prior Plan Account, adjusted as provided in section 7.1 (and reduced by any security interest held by the Plan by reason of a loan outstanding to the Member unless such loan is repaid pursuant to Section 8.9(e)) as of the Valuation Date coincident with or next following the date his or her participation terminates as provided in section 3.2, and also any Matching Contribution for the calendar year in which his or her participation terminates as provided in section 5.3.

8.2 Death

If a Member dies, his or her Beneficiary shall be entitled to receive a 100% vested benefit equal to the value of the sum of the deceased Member's After-Tax Deposit Account, Before-Tax Deposit Account, Rollover Deposit Account, ESOP Contribution Account, Basic Contribution Account, Matching Contribution Account, and Acquired Company Prior Plan Account (and reduced by any security interest held by the Plan by reason of a loan outstanding to the Member unless such loan is repaid pursuant to Section 8.9(e)) as of the Valuation Date upon which his or her participation terminates as provided in section 3.2, and also any Matching Contribution for the calendar year in which his or her participation terminates as provided in section 5.3.

The Member may designate a different Beneficiary or Beneficiaries for all or a specific portion of the Member's Accounts. If the Member is married and designates someone other than his or her Spouse as Beneficiary, the Members' Spouse must consent to such designation, prior to the Member's death, in writing. Such consent must acknowledge the effect of such an election, the identity of the Beneficiary, including any class of Beneficiaries and contingent

Beneficiaries, and the consent must be witnessed by a Plan representative or a notary public. The Member may not subsequently change the method as of distribution elected by the Member or the designation of his Beneficiary unless his Spouse consents to the new election or designation in accordance with the requirements set forth in the preceding sentence. Any such consent shall only be effective with respect to the specific Spouse. A surviving Spouse's consent shall be irrevocable. If a married Member dies, and there is a Beneficiary designation as to which the Member's surviving Spouse has not consented as provided above, then the distribution under this section 8.2 shall be made to the Member's surviving Spouse in a lump sum.

Notwithstanding the foregoing, the consent of a Member's surviving Spouse shall not be required if the Member establishes to the satisfaction of the Committee that consent may not be obtained because there is no surviving Spouse, the surviving Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

8.3 Termination of Service

Each Member whose service with the Company terminates for any reason, voluntary or involuntary, other than those enumerated in sections 8.1 and 8.2, shall be entitled to receive a benefit equal to the value of the sum of his or her After-Tax Deposit Account, Before-Tax Deposit Account, Rollover Deposit Account, ESOP Contribution Account, Basic Contribution Account, and the Vested Portion of his or her Matching Contribution Account and Acquired Company Prior Plan Account (and reduced by any security interest held by the Plan by reason of a loan outstanding to the Member unless such loan is repaid pursuant to Section 8.9(e)) as of the Valuation Date upon which his or her participation terminates as provided in section 3.2. The Unvested Portion of the Member's Company
Vesting Contribution Account shall be forfeited and disposed of as provided in section 5.4. Such Forfeiture shall occur (i) before January 1, 1995, as of the date on which the Member incurs a Break in Service, and (ii) from and after January 1, 1995, as of the last day of the Plan Year during which the Member receives a distribution pursuant to this section 8.3.

8.4 Deemed Cashout

If a Member has no vested interest in his Account balance when his or her employment with the Company and all Affiliates terminates, such Member will be treated as having received a Deemed Cashout of the Member's Account balance as of the last day of the Plan Year in which the Member's employment terminated and the Member's Account balance will be treated as forfeited on such date. "Deemed Cashout" means a distribution of zero dollars representing the Member's entire Account balance. If the Member is reemployed with the Company or any Affiliate before such Member has incurred five (5) consecutive

One-Year Breaks in Service, the amount forfeited will be restored as the Member's Account balance.

8.5 Restrictions on Mandatory Distributions

If a Member who is under 65 years of age is entitled to receive a benefit under section 8.1 or 8.3, and if the aggregate value of the Member's Accounts in the Plan is greater than $3,500, the benefit may not be distributed to the Member without his or her written consent delivered to the Committee prior to the Valuation Date upon which his or her participation terminates. Such written consent shall be made in a form deemed acceptable by the Committee.

If the Member does not so consent, his or her benefit shall not be distributed until the Member requests a total distribution, attains 65 years of age, or dies. During that period of time the Member's benefit shall be treated as are the Accounts of continuing Members, except that (i) no additions to such Accounts may be made, (ii) before March 14, 1995, such Accounts must be invested solely in the Short Term Fund, and (iii) the Member may not exercise the rights granted under sections 8.7, 8.8, and, except as otherwise provided, section 8.9 of the Plan.

If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(a) the Committee clearly informs the Member that the Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to elect a distribution, and

(b) the Member, after receiving the notice, affirmatively elects a distribution.

8.6 Required Distributions

(a) Notwithstanding the provisions of section 8.5, distribution of each Member's Accounts must commence not later than 60 days after the last day of the Plan Year in which the last of the following events occurs:

     (1)  the date on which the Member reaches his or her Normal Retirement
          Date;

     (2) the tenth anniversary of the date on which the Member commenced participation in the Plan; or

     (3) the date on which the Member's employment with the Company and all Affiliates terminates.

(b)  Notwithstanding anything to the contrary contained elsewhere in the Plan--

     (1)  A Member's benefits under the Plan will--

          (A) be distributed to him or her not later than the Required Distribution Date (as defined in paragraph (3)), or

          (B) be distributed commencing not later than the Required Distribution Date in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Member or the life expectancy of the Member and the Member's Beneficiary.

     (2)  Payments on death--

          (A) If the Member dies after distribution has commenced pursuant to paragraph (1)(B) but before the Member's entire interest in the Plan has been distributed to him, then the remaining portion of that interest will be distributed at least as rapidly as under the method of distribution being used under paragraph (1)(B) at the date of the Member's death.

          (B) If the Member dies before distribution has commenced pursuant to paragraph (1)(B), then, except as provided in paragraphs (2)(C) and (2)(D), the Member's entire interest in the Plan will be distributed within five years after the Member's death.

          (C) Notwithstanding the provisions of paragraph (2)(B), if the Member dies before distribution has commenced pursuant to paragraph
               (1)(B) and if any portion of the Member's interest in the Plan is payable (i) to or for the benefit of a Beneficiary, (ii) in accordance with regulations prescribed by the Secretary of the Treasury over a period not extending beyond the life expectancy of the Beneficiary, and (iii) beginning not later than one year after the date of the Member's death or such later date as the Secretary of the Treasury may prescribe by regulations, then the portion referred to in this paragraph (2)(C) shall be treated as distributed on the date on which such distribution begins.

          (D) Notwithstanding the provisions of paragraphs (2)(B) and (2)(C), if the Beneficiary referred to in paragraph (2)(C) is the Spouse of the Member, then--

               (i) the date on which the distributions are required to begin under paragraph (2)(C)(iii) of this section shall not be earlier than the date on which the Member would have attained age 70-1/2, and

               (ii) if the Spouse dies before the distributions to that Spouse begin, then this paragraph (2)(D) shall be applied as if the surviving Spouse were the Member.

     (3) For purposes of subsection (b)(1), the Required Distribution Date means April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2; provided, however, that in the case of a Member who attained age 70-1/2 before January 1, 1988 such Member's Required Distribution Date shall be April 1 following the calendar year in which occurs the later of (A) the Member's attainment of age seventy and one-half (70-1/2), or (B) the Member's termination of employment, unless such Member is a Five-Percent Owner (as defined in Section 416(i) of the Code) of the Company at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66-1/2) or any subsequent year, in which case clause (B) shall not apply.

     (4) For purposes of subsection (b), once distribution has commenced hereunder, the life expectancy of a Member and the Member's Spouse may not be redetermined.

     (5)  A Member may not elect a form of distribution pursuant to paragraph
          (1) providing payments to a Beneficiary who is other than the Member's Spouse unless the actuarial value of the payments expected to be paid to the Member is more than 50 percent of the actuarial value of the total payments expected to be paid under such form of distribution.

8.7 Withdrawals as of Right

Subject to the limitations hereinafter in this section 8.7 provided, a Participant shall have the right to make a withdrawal by setting forth the amount he or she desires to withdraw in a notice to the Committee; provided, however, that the Committee shall not accept withdrawal notices during February 1995. Amounts withdrawn shall be paid to the Participant as soon as reasonably practicable after the Valuation Date, without interest. To make a withdrawal, the Participant must be in the service of the Company or an Affiliate when the withdrawal is made. The withdrawal election shall be in such written, electronic, or other form as the Committee shall determine.

(a) WITHDRAWALS OVER AGE 59-1/2. A Participant who is 59-1/2 years of age or older as of a Valuation Date shall be entitled to withdraw as of right any part or all of the vested amounts in his or her Plan Accounts listed below, in the order designated:

     (1)  After-Tax Deposit Account,

     (2)  Rollover Deposit Account,

     (3)  ESOP Contribution Account,

     (4)  Vested Portion of Matching Contribution Account,

     (5)  Vested Portion of Acquired Company Prior Plan Account,

     (6)  Basic Contribution Account, and

     (7)  Before-Tax Deposit Account.

(b) WITHDRAWALS UNDER AGE 59-1/2. A Participant who is under 59-1/2 years of age as of a Valuation Date may make withdrawals from his or her Plan Accounts as follows:

     (1) A Participant shall be entitled to withdraw as of right from his or her After-Tax Deposit Account an amount equal to the value of his or her After-Tax Deposit Account on such Valuation Date, reduced by the aggregate amount of the Participant's deposits to that Account which were made during the last 24 months ending on such Valuation Date and which were or could be the basis for determining Company contributions to the Participant's Matching Contribution Account. If a Participant makes deposits to both his or her After-Tax Deposit Account and Before-Tax Deposit Account in a Valuation Period, the deposits to the Before-Tax Deposit Account shall be deemed to be the basis for Company contributions before the deposits to the After-Tax Deposit Account are so considered.

     (2) A Participant shall be entitled to withdraw as of right from his or her Rollover Deposit Account an amount equal to the value of his or her Rollover Deposit Account on such Valuation Date.

     (3) A Participant shall be entitled to withdraw as of right from his or her ESOP Contribution Account an amount equal to the value of his or her ESOP Contribution Account on such Valuation Date. In no event shall any withdrawal under this section 8.7(b)(3) be attributable to contributions made to the ESOP during the 24 months ending on such Valuation Date.

     (4) A Participant shall be entitled to withdraw as of right from his or her Matching Contribution Account an amount equal to the value of the Vested Portion of his or her Matching Contribution Account as of such Valuation Date, adjusted as provided in section 7.1 as of such Valuation Date. In no event shall any withdrawal under this section 8.7(b)(4) reduce the value of the Participant's Matching Contribution Account below the amount of the Company's contributions to such Account during the 24 months ending on such Valuation Date.

     (5) A Participant shall be entitled to withdraw as of right from his or her Acquired Company Prior Plan Account an amount equal to the Vested Portion of the Acquired Company Prior Plan Account as of such Valuation Date.

     With respect to Plan Years ending before January 1, 1995, if a Participant has a 100% Vested Portion under section 2.1(zz) and has five years of participation, sections 8.7(b)(1), 8.7(b)(3) and 8.7(b)(4) shall be administered for that Participant by substituting "12 months" for "24 months." Effective January 1, 1995, the 24 month restrictions contained in sections 8.7(b)(1), 8.7(b)(3) and 8.7(b)(4) shall not apply to a Participant who has a 100% Vested Portion under section 2.1(zz); provided that the Participant has at least five years of participation in the Plan.

(c) GENERAL RULES FOR WITHDRAWALS. No withdrawal shall reduce the value of a Participant's Account below zero. Any amount withdrawn from an Account of a Participant shall be charged against the Account's investment in the Investment Funds in the order designated:

     (1)  Short Term Fund,

     (2)  Benchmark Fund--Bond Portfolio,

     (3)  Benchmark Fund--Balanced Portfolio,

     (4)  Benchmark Fund--Equity Index Portfolio,

     (5)  Benchmark Fund--Focused Growth Portfolio, and

     (6)  The Northern Trust Stock Fund, subject to the last paragraph of section 6.4.

     The Committee shall determine the place, in the foregoing order, for any other Fund established pursuant to section 6.1. Before January 1, 1995, a Participant may withdraw from his or her Account up to six times in a calendar year. A Participant's directions for withdrawals shall be subject to such reasonable and nondiscriminatory deadlines and in such written, electronic or other form as the Committee shall determine. After calendar year 1993, the minimum amount which a Participant may withdraw from his or her Plan Accounts as of right under section 8.7(a) is $1,000 per withdrawal, with the Accounts being valued as of the preceding Valuation Date.

8.8  Hardship Withdrawals

Upon proof satisfactory to the Committee of a hardship (as determined under paragraph (a) below), a Participant shall be permitted to withdraw vested amounts from his or her Plan Accounts, but only to the extent necessary to relieve a financial need (as determined under paragraph (b) below). Amounts withdrawn shall be paid to the Participant as soon as reasonably practicable after the Valuation Date, without interest. Such withdrawals shall be made from the following Accounts of a Participant in the order designated:

     (1)  After-Tax Deposit Account,

     (2)  Rollover Deposit Account,

     (3)  ESOP Contribution Account,

     (4)  Vested Portion of Matching Contribution Account,

     (5)  Vested Portion of Acquired Company Prior Plan Account,

     (6) Before-Tax Deposit Account, except that a Participant may not withdraw earnings credited to that Account after December 31, 1988.

(a) HARDSHIP STANDARD. For purposes of this section 8.7, a hardship shall be limited to:

     (1) medical expenses previously incurred by the Participant or his or her Spouse or dependents, as necessary for these persons to obtain medical care,

     (2) purchase (excluding mortgage payments) of a principal single family residence of the Participant,

     (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or his or her Spouse, children, or dependents,

     (4) the need to prevent the eviction of the Participant from his or her principal single family residence or the foreclosure on the mortgage of the Participant's principal single family residence,

     (5) funeral expenses of an immediate family member (i.e., Spouse, child, brother, sister or parent) of the Participant on or after January 1, 1995, or

     (6) such other financial needs as the Internal Revenue Service may publish in documents of general applicability.

(B) FINANCIAL NEED STANDARD. Withdrawals on account of hardship may not be made in excess of the amount required to relieve such financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. A Participant shall specify, in the notice filed with the Committee in connection with the withdrawal, whether the rule described in the preceding sentence (the "financial need standard") shall be satisfied based on the criteria set forth in subparagraph (1) below, or based on the deemed financial need standards set forth in subparagraph (2) below.

     (1) Facts and circumstances standards. The financial need standard shall be satisfied if the Participant files a written representation with the Committee (in a form acceptable to the Committee), that the need cannot reasonably be relieved--

          (A)  through reimbursement or compensation by insurance or otherwise,

          (B)  by liquidation of the Participant's assets,

          (C)  by cessation of the Participant's deposits under the Plan, or

          (D) by other distributions or nontaxable loans from plans maintained by the Company or any Affiliate, or by borrowing from commercial sources on reasonable commercial terms.

          For purposes of this paragraph, the Participant's resources shall be deemed to include the assets of the Participant's Spouse and minor children that are reasonably available to the Participant. Notwithstanding the foregoing, if the Committee has actual knowledge that such representation is not true, the financial need standard will not be satisfied.

     (2) Deemed financial need standards. The financial need standard will be deemed to be satisfied if all of the following requirements are satisfied:

          (A) The Participant obtains all distributions, other than hardship distributions, and all nontaxable loans currently available under the Plan and all other plans maintained by the Company;

          (B) The Plan and all other plans maintained by the Company or any Affiliate limit the Participant's elective contributions for the next taxable year to the applicable limit under section 402(g) for that year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution; and

          (C) The Participant's elective contributions and employee contributions (as defined in IRS Regulation section 1.401(k)) are suspended under the Plan and all other deferred compensation plans maintained by the Company or any Affiliate for 12 months after his receipt of the hardship distribution (except for mandatory employee contributions to a defined benefit plan).

          A financial need cannot reasonably be relieved by one of these actions if the effect would be to increase the amount of the need. The amount of such financial need includes the amounts necessary to pay income taxes and penalties reasonably anticipated to result from the withdrawal.

(c) GENERAL RULES FOR HARDSHIP WITHDRAWALS. No withdrawal shall reduce the value of a Participant's Account below zero. Any amount withdrawn from an Account of a Participant shall be charged against the Account's investment in the Investment Funds in the order designated:

     (1)  Short Term Fund,

     (2)  Benchmark Fund--Bond Portfolio,

     (3)  Benchmark Fund--Balanced Portfolio,

     (4)  Benchmark Fund--Equity Index Portfolio,

     (5 ) Benchmark Fund--Focused Growth Portfolio, and

     (6)  The Northern Trust Stock Fund, subject to the last paragraph of section 6.4.

     The Committee shall determine the place, in the foregoing order, for any other Fund established pursuant to section 6.1. A Participant may withdraw from his or her Account no more than once each payroll period. Before January 1, 1995, a Participant may withdraw from his or her Account no more than three times in a calendar year; provided, however, that the Committee shall not accept applications for hardship withdrawals during February 1995. A Participant's directions for withdrawals shall be subject to such reasonable and nondiscriminatory deadlines and in such written, electronic or other form as the Committee shall determine.

     Amounts withdrawn pursuant to this section 8.8 shall be made only after the Participant has exhausted his or her withdrawal rights under section 8.7.

8.9 Loans to Participants

(a) A Participant and, to the extent not inconsistent with Section 401(a) of the Code, a former Participant who is a Party in Interest (as defined in section 3(14) of ERISA), shall have the right to borrow money from his or her Plan Account by submitting a loan application; provided, however, that no loan applications will be accepted during February, 1995. Approved loan applications will be processed for payment to the Participant as soon as reasonably practicable after the applicable Valuation Date. A loan request shall be subject to such reasonable and nondiscriminatory deadlines and shall be in such written, electronic or other form, as are established by the Committee. The amount of the loan shall not exceed the lesser of--

     (1) if the aggregate value of the Participant's After-Tax Deposit Account, Before-Tax Deposit Account, Rollover Deposit Account, ESOP Contribution Account, Basic Contribution Account, Acquired Company Prior Plan Account and the Vested Portion of his or her Matching Contribution Account valued as of the prior Valuation Date is less than $100,000, one-half thereof, and

     (2) if the aggregate value of the Participant's vested Accounts described in (1) above is $100,000 or more, $50,000 except that if the Participant has an outstanding balance of loans from the Plan, the amount available for any additional loan shall be reduced by the lesser of (A) 50 percent of the Participant's vested Accounts described in
     (1), including the value of any outstanding balance of loans from the Plan, minus the value of those loan balances or (B) $50,000 minus the highest outstanding balance of loans from the Plan during the one-year period before the date on which such loan was made.

     For purposes of the limitations of this subsection (a), loans made to a Participant from a tax-qualified plan maintained by an Affiliate shall be considered as being made from the Plan, and all qualified employer plans of the Company and all Affiliates shall be treated as one plan. The minimum amount which a Participant may borrow from his or her Plan Accounts is $1,000 per loan, with larger amounts in additional increments of $500.

(b) A loan shall by its terms be required to be repaid within five years unless the loan is used to acquire a single dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant. A loan must be repaid in substantially equal installments on each payday. A Participant may have no more than two loans outstanding at any time. A Participant may prepay all of the remaining principal balance of a loan at any time, but partial prepayments are not permitted.

(c) A loan shall be made on such terms of repayment and interest and subject to such rules and restrictions as the Committee shall determine, provided that any such loans shall be available to all Participants on a reasonably equivalent basis, bear a reasonable rate of interest, and be adequately secured. For purposes of the preceding sentence, the term "a reasonable rate of interest" shall mean the fixed interest rate which would be charged by The Northern Trust Company for a commercial loan secured by a savings account. The applicable interest rate for a loan application shall be updated monthly and shall be the commercial loan rate in effect approximately two months before the application is submitted. The loan shall be made as of the Valuation Date and shall be disbursed as soon as practicable thereafter, and the Participant shall not be obligated to pay (nor be entitled to receive) interest on the funds from the Valuation Date to the date of disbursement.

(d) The loan to the Participant shall be made from the Participant's Accounts in the following order:

     (1)  Rollover Deposit Account,

     (2)  ESOP Contribution Account,

     (3)  Vested Portion of Matching Contribution Account,

     (4)  Vested Portion of Acquired Company Prior Plan Account,

     (5)  After-Tax Deposit Account,

     (6)  Basic Contribution Account, and

     (7)  Before-Tax Deposit Account.

     Any loan from an Account shall be charged against the Account's investment in the Investment Funds in the order designated--

     (1)  Short Term Fund,

     (2)  Benchmark Fund--Bond Portfolio,

     (3)  Benchmark Fund--Balanced Portfolio,

     (4)  Benchmark Fund--Equity Index Portfolio,

     (5)  Benchmark Fund--Focused Growth Portfolio, and

     (6) The Northern Trust Stock Fund (if applicable), subject to the last paragraph of section 6.4.

     The note representing the loan (and other loans to the same Participant) shall be segregated in a separate fund held by the Trustee as a separate earmarked investment solely for the account of the Participant. A Participant's payments to the Trust of principal and interest on a note held in such a segregated fund shall be invested, as soon as practicable, in such one or more of the Investment Funds in the same manner as deposits or contributions to each applicable Account are invested from time to time.

(e) The entire unpaid balance of any loan made under this Article and all interest due thereon, shall, at the option of the Committee, immediately become due and payable without further notice or demand, if one of the following events of default occurs:

     (1) with respect to a Participant, any payments of principal or accrued interest on the loan remain due and unpaid for a period of 90 days;

     (2) with respect to a Participant on an unpaid leave of absence, any payments of principal or accrued interest on the loan remain due and unpaid for a period of one year;

     (3) a Participant's employment with the Company or an Affiliate terminates and he or she is not a Party in Interest; or

     (4) the borrowing Participant terminates employment and does not make full repayment prior to receiving a final distribution of the balance of his or her Account.

(f) If (i) an event of default under section 8.9(e) occurs; and (ii) an event occurs pursuant to which the Member or the Member's beneficiary will receive a distribution under the provisions of the Plan, then such Member shall pay to the Trustee an amount equal to the portion of the loan or loans then outstanding, including all accrued interest thereon, and such Member shall thereafter receive the full amount of the distribution under the provisions of the Plan to which the Member is otherwise entitled. If such Member is not then living, or if such Member does not make full payment of the portion of the loan or loans then outstanding, then the unpaid balance of the loan or loans will be deemed to be distributed to the borrowing Member, to the extent such distribution would be allowed under the terms of the Plan, on the last date by which full payment should have been made. The amount of the deemed distribution will be deducted from the borrowing Member's applicable Accounts and paid to the Trustee as payment on the loan or loans.

Article IX.  Distribution of Benefits

9.1 Termination of Service

Subject to section 8.5, a benefit payable to a Participant upon a Break in Service shall be distributed in one lump sum.

9.2 Death

A benefit payable to a Beneficiary upon the death of a Participant shall be distributed in one lump sum.

9.3 Time and Amount of Payment

A lump sum payment shall be made as soon as reasonably practicable (and under ordinary circumstances in no more than 45 days) after the date on which the Participant's retirement, Permanent Disability, death or other termination of employment occurs, subject to the completion of any applicable benefit consent, claim or claim review procedures. The amount of such distribution shall be determined as of the Valuation Date coincident with or immediately preceding the date distribution is made to the Participant.

9.4 Deferral of Payment of Benefit

If a Member or his or her Beneficiary could receive a Matching Contribution for the calendar year in which the Participant terminates his or her participation in the Plan, then notwithstanding section 9.3, the Member or Beneficiary may elect to defer payment under that section until the Company makes a Matching Contribution, or if none, until the Company announces that no such contribution will be made. In such case, the lump sum payment shall be made as soon as reasonably practicable (but in no event more than 45 days) after the Valuation Date immediately following that date. Until such Valuation Date, the Account of a Member or Beneficiary shall be treated in all respects as are the Accounts of continuing Participants, except that (a) no additions to such Accounts may be made and (b) the Member or Beneficiary may not exercise the rights granted under sections 8.7, 8.8 and 8.9.

9.5 Distributions from Northern Trust Stock Fund

A benefit normally will be distributed in cash, although the Committee may make distribution partly or wholly in kind. Notwithstanding the foregoing, upon the request of a Member or his or her Beneficiary (in a form acceptable to the Committee), as the case may be, distribution of the Member's interest in The Northern Trust Stock Fund shall be made in kind in full shares of common stock of Northern Trust Corporation, with any balance representing a fraction of a share being paid in cash. Such distributions shall be made as soon as reasonably practicable after the Valuation Date as of which such benefit is determined, and all distributions with respect to any Valuation Date shall be made on the same date. Common stock of Northern Trust Corporation and other property distributed in kind shall be valued at its fair market value on the Valuation Date as of which the benefit is determined.

9.6 Direct Rollover of Eligible Rollover Distributions

(a) This section 9.6 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Any portion of an eligible rollover distribution that is not paid directly to an eligible retirement plan in a direct rollover shall be subject to 20% Federal income tax withholding.

(b)  DEFINITIONS.

     (1) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution that is made to satisfy the limitations set forth in section 4.3 of the Plan.

     (2) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (3) DISTRIBUTEE. A distributee includes a Member or former Member. In addition, the Member's or former Member's surviving Spouse and the Member's or former Member's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

     (4) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Article X. Plan Administration

10.1 Powers

The Committee shall have all powers necessary to discharge its duties in administering the Plan including, but not by way of limitation, discretionary authority with respect to the following powers:

(a)  to construe and interpret the Plan;

(b) to determine all questions regarding the status and rights of Members and Beneficiaries, including questions relating to age, Vesting Service, eligibility, or Salary;

(c) to make and enforce such rules and regulations as it shall deem necessary or proper for efficient administration of the Plan; and

(d) to retain counsel, employ agents, and actuaries and provide for such clerical, medical, accounting, auditing, and other services as it may require in carrying out the provisions of the Plan;

provided, however, that no member of the Committee shall participate in any action on any matter involving solely his or her own rights or benefits or those of his or her Spouse or children, and such matters shall be determined by the other members of the Committee. The Committee may delegate any or all of its powers under this Article X to an agent designated under section 10.1(d). Any such designation shall be in writing, signed by the Secretary of the Committee.

10.2 Directions to Trustee

The Committee shall direct the Trustee concerning all payments which shall be made out of the Thrift Trust pursuant to the provisions of the Plan. Any direction to the Trustee shall be in writing, signed by the Secretary of the Committee or any member thereof, or any agent to whom authority has been delegated. The Trustee shall act in a manner consistent with any such direction that is proper, made in accordance with the Plan, and not contrary to ERISA.

10.3 Uniform Rules

All rules adopted and all actions taken by the Committee shall be uniform in nature as applied to all persons similarly situated and shall not discriminate in favor of Employees who are officers, shareholders, or highly compensated employees.

10.4 Reports

The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports of the Thrift Trust received from the Trustee. The Committee shall give to each Member a written report of the amount of his or her Account at annual or more frequent intervals. Additional reports may be given to a Member by telephone.

10.5 Compensation

Members of the Committee shall not receive compensation for their service in connection with the Plan, but the Company shall reimburse them for any necessary expenses incurred in the discharge of their duties.

10.6 Claims Procedure

(a) Claims for benefits under the Plan shall be made in writing to the Committee. If the Committee wholly or partially denies a claim for benefits, the Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant in writing of the denial of the claim. Notice of a denial of a claim shall be written in a manner calculated to be understood by the claimant and shall contain (1) the specific reason or reasons for denial of the claim, (2) a specific reference to the pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (4) an explanation of the Plan's review procedure. If notice of the denial of a claim is not furnished in accordance with this subsection (a) within 90 days after the Committee receives it, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in subparagraph (b) below.

(b) Within 60 days after the claimant receives the written notice of denial of the claim, or the date the claim is deemed denied pursuant to subsection
     (a) above, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and other attendant circumstances, or within 60 days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the holding of a hearing, if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of the claimant's benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the appeal promptly, but not later than 60 days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the 60-day period may be extended to 120 days. The Committee shall notify the claimant in writing of any such extension. Such decision shall (1) include specific reasons for the decision, (2) be written in a manner calculated to be understood by the claimant, and (3) contain specific references to the pertinent Plan provisions upon which the decision is based.

10.7 Indemnity for Liability

The Company shall indemnify the Committee and each other fiduciary who is an Employee of the Company, against any and all claims, losses, damages, expenses, including counsel fees, incurred by said fiduciaries, and any liability, including any amounts paid in settlement with such a fiduciary's approval, arising from the fiduciary's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such fiduciary.

Article XI. Amendment and Termination

11.1 Amendment

The Company reserves the right at any time and from time to time to amend the Plan in whole or in part either retroactively or prospectively by action of the Board of Directors or action of the Executive Committee of the Board of Directors, but no such amendment shall authorize or permit any part of the corpus or income of the Thrift Trust to be used for or diverted to purposes other than for the exclusive benefit of Members or their Beneficiaries, or to deprive any of them of any funds then held for his or her account.

11.2 Termination

It is the intention of the Company to continue the Plan and to make contributions thereto, but the Company reserves the right to terminate the Plan in whole or in part as of any Valuation Date by action of the Board of Directors or action of the Executive Committee of the Board of Directors and for any reason satisfactory to the Board of Directors. Upon partial or full termination, all affected Participants shall become fully vested, and upon permanent discontinuance of contributions by the Company, all Members shall become fully vested.

11.3 Merger, Sale

In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Thrift Trust to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants, the Plan shall be so merged or consolidated, or the assets of the Thrift Trust applicable to such Participants shall be so transferred, only if--

(a) each Member would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated);

(b) resolutions of the Board of Directors or of any new or successor employer of the affected Members, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members' inclusion in the new employer's plan; and

(c) such other plan and trust are qualified under section 401(a) and exempt under section 501(a) of the Code.

In the event a portion of the business of the Company is sold or discontinued, the Board of Directors in its discretion may direct that all Members who are employed by the new owner of that portion of the business shall become fully vested.

11.4 Distribution Upon Termination

To the extent permitted under section 401(k)(10), in the event of the termination of the Plan, there shall be distributed to each Member, or to his or her Beneficiary in the case of a deceased Member, a benefit equal to the sum of the value of the Member's Account as of the Valuation Date on which termination occurs. If such benefits shall not exhaust the assets of the Thrift Trust, any remaining assets shall be allocated to the Matching Contribution Accounts of the Members as though they were additional Company contributions, and in no event shall any such assets revert to the Company or any Participating Employer.

Article XII. Extension of Plan to Affiliates

12.1 Participation in the Plan

Any Affiliate which desires to become a Participating Employer under the Plan may elect, with the consent of the Board of Directors, to become a party to the Plan and the related Thrift Trust by adopting the Plan for the benefit of its Eligible Employees, effective as of the date specified in such adoption. The adoption resolution or decision may contain such specific changes and variations in Plan or Trust Agreement terms and provisions applicable to such Participating Employer and its Employees as may be acceptable to the Board of Directors and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan is reserved to the Board of Directors. The Board of Directors may amend specific changes and variations in the Plan or Thrift Trust terms and provisions as adopted by the Participating Employer in its adoption resolution without the consent of such Participating Employer. The adoption resolution or decision shall become, as to such adopting organization and its employees, a part of this Plan as then amended or thereafter amended and the related Pension Trust. It shall not be necessary for the adopting organization to sign or execute the original or then amended Plan and Thrift Trust. The coverage date of the Plan for any such adopting organization shall be that stated in the resolution or decision of adoption, and from and after such effective date, such adopting organization shall assume all the rights, obligations, and liabilities of an individual employer entity hereunder and under the Thrift Trust. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust Agreement.

12.2 Withdrawal from the Plan

Any Participating Employer may withdraw from the Plan and Thrift Trust after giving notice to the Board of Directors, provided the Board of Directors consents to such withdrawal. In the event of such a withdrawal, the Committee shall cause a valuation of the Trust Fund to be made to ascertain the value of assets of each of the Investment Funds which are attributable to Members who are Employees of the terminating Participating Employer or their Beneficiaries in the case of deceased Members and shall direct the Trustee to segregate assets of each of the Investment Funds which are deemed to be so attributable, together with all loans to such Members from the Thrift Trust, and to make distribution to the Members or their Beneficiaries as if the Plan had terminated with respect to the Members or their Beneficiaries of the terminating Participating Employer.

In the event such withdrawal constitutes a partial termination of this Plan, only the affected Participants shall have fully vested and nonforfeitable rights in the benefits to be provided by the allocations (unless they were already fully vested prior to the partial termination). Distribution may be implemented through continuation of the Thrift Trust, or transfer to another trust fund exempt from tax under section 501 of the Code, or to a group annuity contract qualified under Code section 401, or distribution may be made as an immediate cash payment; provided, however, that such distribution is permitted pursuant to section 401(k)(10) of the Code, and provided, further, that no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of such Participating Employer.

Article XIII. Top-Heavy Provisions

The following provisions shall become effective in any Plan Year in which the Plan is determined to be a top-heavy plan.

(a) DETERMINATION OF TOP-HEAVY. The Plan will be considered a top-heavy plan for the Plan Year if as of the last day of the preceding Plan Year (1) the account balances of Participants who are key employees (as defined in section 416(i) of the Code) exceeds 60 percent of the a ccount balances of all Participants (the "60 Percent Test") or (2) the Plan is part of a required aggregation group and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60 Percent Test, the Plan shall not be considered a top-heavy plan for any plan year in which the Plan is a part of a required or permissive aggregation group which is not top-heavy. The top-heavy ratio shall be computed pursuant to section
     416(g) of the Code and the regulations issued thereunder. A "required aggregation group" is each plan of the Company in which a key employee is a participant and each other plan of the Company, if any, which enables such plan to meet the requirements of Code section 401(a)(4) or 410 . The Company may treat any plan not required to be included in an aggregation group as being part of a "permissive aggregation group" if such group would continue to meet the requirements of Code sections 401(a)(4) and 410 with such plan being taken into account.

(b) MINIMUM BENEFIT. The Company's contribution to a Participant's Matching Contribution Account under section 5.1 shall be increased as necessary so that it equals at least 3 percent of the Participant's "compensation" (as defined in section 5.2(f)(3)), except that this subsection (b) shall not apply if--

     (1)  the Participant is also a participant in the Pension Plan,

     (2)  the Pension Plan is a top-heavy plan, and

     (3) the Participant receives from the Pension Plan the defined benefit minimum required under section 416(c)(1) of the Code.

Article XIV. Miscellaneous Provisions

14.1 Spendthrift Provisions

The interests of Members and Beneficiaries in the Plan shall not be subject to the claims of any creditor, any Spouse for alimony or support, or others, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered, except that the interests of a Member may be subject to loans from the Thrift Trust to the Member.

Notwithstanding the foregoing, the Plan shall make all payments required by a qualified domestic relations order within the meaning of Code section 414(p). The Committee shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified order. In no event shall a domestic relations order be determined to be a qualified domestic relations order if it requires the Plan to make distributions to an alternate payee prior to the date that a Participant attains "earliest retirement age." Notwithstanding the foregoing, the Plan may make a distribution to an alternate payee prior to the date that a Participant attains "earliest retirement age" if the qualified domestic relations order provides that the Plan and the alternate payee may agree in writing to the earlier distribution and the distribution is made pursuant to such a written agreement. For purposes of a qualified domestic relations order "earliest retirement age" means the date on which the earliest to occur of--

(a) the date the Member is entitled to a distribution under this Plan, or terminates from employment,

(b) the later of (i) the date the Member attains age 50, or (ii) the earliest date on which the Member could begin receiving benefits under this Plan if the Member separated from service.

14.2 Incompetency

Every person receiving or claiming benefits under the Plan shall be presumed to be mentally competent and of age until the Committee receives a written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his or her affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the Spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to be authorized to care for such person otherwise entitled to payment.

In the event a guardian, executor, administrator, or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian, executor, administrator, or conservator provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. Any payment made under the provisions of this section 14.2 shall be a complete discharge of any liability therefor under the Plan.

14.3 Unclaims Funds

Each Participant shall keep the Committee informed of the Participant's current address and the current address of the Participant's Spouse and Beneficiaries. Neither the Company or any Affiliate, the Committee, nor the Trustee shall be obligated to search for the whereabouts of any such person. If the then current location of a Participant is not made known to the Committee within three years after the date on which the Committee directs the distribution to the Participant of the Participant's Accounts, distribution may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or within three years after the actual death of a Participant, the Committee is unable to locate any individual who would receive a distribution upon the death of the Participant pursuant to Article VIII, the Participant's Accounts shall be deemed a Forfeiture and shall be used to reduce Company contributions to the Plan for the Plan Year next following the year in which the Forfeiture occurs; provided, however, that if the Participant, Beneficiary, or Spouse makes a claim at any time for any amount that has been so forfeited, the forfeited benefits shall be reinstated. The amount required to restore such benefits shall be made up from Forfeitures and, to the extent necessary, Company or Participating Employer contributions prior to their allocation pursuant to section 5.4.

14.4 Rights Against the Company

Neither the establishment of the Plan, nor of the Thrift Trust, nor any modification thereof, nor any distributions hereunder shall be construed as giving to any person whomsoever any legal or equitable rights against the Committee, the Company, or the officers, directors, or shareholders as such of the Company, or as giving any Employee or Member the right to be retained in the employ of the Company. All benefits payable under the Plan shall be paid or provided for solely from the Thrift Trust, and the Company shall have no liability or responsibility for benefit distributions other than to make contributions to the Thrift Trust as herein provided.

14.5 Illegality of Particular Provision

The illegality of any particular provision of this Plan shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

14.6 Effect of Mistake

In the event of a mistake or misstatement as to the age, eligibility, compensation, service or participation of a Member or the amount of distributions made or to be made to a Member or other person, the Committee shall, to the extent it deems possible, cause to be withheld or accelerated, or otherwise make adjustment of, such amounts as will in its judgment accord to such Member or other person, or distribution to which he or she is properly entitled under the Plan.

14.7 No Discrimination

Whenever in the administration of the Plan action by the Committee is required with respect to eligibility or classification of Employees, contributions, or benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall discriminate in favor of Employees who are Highly Compensated Employees.

14.8 Exclusive Benefit of Members

(a) All contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of the Thrift Trust for the exclusive benefit of those Employees who are Participants under the Plan, including former Employees, Beneficiaries, and Spouses, and shall be applied to provide benefits under the Plan and to pay expenses of administration of the Plan and the Thrift Trust to the extent that such expenses are not otherwise paid. At no time prior to the satisfaction of all liabilities with respect to such Participants, former Employees, Beneficiaries, and Spouses shall any part of the Trust (other than such part as may be required to pay administration expenses) be used for, or diverted to, purposes other than the exclusive benefit of such Participants, former Employees, Beneficiaries, and Spouses.

(b)  Notwithstanding section 14.8(a)--

     (1) if a contribution by the Company or a Participating Employer is conditioned upon the deductibility of such contribution under section 404 of the Code, then, to the extent the deduction is disallowed, the Trustee shall, upon written request of the Company or Participating Employer making the contribution, return the contribution to the extent disallowed to the Company or Participating Employer within one year after the date the deduction is disallowed;

     (2) if a contribution, or any portion thereof, by the Company or a Participating Employer is made by mistake of fact, the Trustee shall, upon written request of the Company or Participating Employer, return the contribution or the portion to the Company or Participating Employer within one year after the date of payment to the Trustee; and

     (3) earnings attributable to amounts to be returned to the Company or Participating Employer pursuant to paragraph (1) or (2) shall not be returned to the Company or Participating Employer, and losses attributable to amounts to be returned pursuant to paragraph (1) or
          (2) shall reduce the amount to be so returned.

14.9 Governing Law

The provisions of the Plan shall be construed, administered, and enforced in accordance with the laws of Illinois, to the extent such laws are not superseded by laws of the United States. All Employer Contributions to the Trust shall be deemed to be made in Illinois.

                                  * * * * * *

In Witness Whereof, the Company has caused this Plan to be executed on its behalf by its duly authorized officer this 21st day of November, 1995.


                                       THE NORTHERN TRUST COMPANY



                                       By /s/ Martin Joyce Jr.

ATTEST:



By /s/ Mary T. Jamieson

                              AMENDMENT NUMBER ONE
                                       TO
                           THE NORTHERN TRUST COMPANY
                             THRIFT-INCENTIVE PLAN

WHEREAS, The Northern Trust Company (the "Company") maintains The Northern Trust Company Thrift-Incentive Plan, as amended and restated effective January 1, 1989 (the "Plan"); and

WHEREAS, amendment of the Plan is now deemed desirable in order to clarify certain provisions of the Plan;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Company under Section 11.1 of the Plan, and pursuant to the authority delegated to the undersigned officer in a resolution of the Board of Directors dated July 18, 1995, the Plan is hereby amended effective January 1, 1989, or as otherwise indicated below, in the following particulars:

l.   Section 3.4(a) is amended in its entirety to read as follows:

"(a) Vesting Service shall be computed on the following bases: (i) prior to July l, l993, an Employee shall receive credit for each calendar quarter during which the Employee earned at least one (1) Hour of Service or otherwise would receive credit for Vesting Service pursuant to this subsection (b) below; and (ii) from and after July l, l993, an Employee shall receive credit for each calendar month during which the Employee earned at least one (1) Hour of Service or otherwise would receive credit for Vesting Service pursuant to subsection (b) below."

2.   Section 3.4(b)(i) is amended in its entirety to read as follows:

"(i) an approved absence of up to 12 months from the Company or an Affiliate (e.g. vacation, paid holiday, sick, short term disability, long term disability, Family Medical Leave, unpaid leave of absence) that is granted according to uniform and nondiscriminatory standards."

3.   Section 3.4(b)(ii) is deleted in its entirety.

4. Section 3.4(b)(iii) is redesignated as 3.4(b)(ii) and amended in its entirety to read as follows:

"(ii) a period of up to one (1) year during which an Employee is on Parental Leave; and"

5.   Section 3.4(b)(iv) is redesignated as 3.4(b)(iii).

6. Section 3.6(b) is amended to delete the words "or Credited Service" in the first and last sentences, and to add the word "or" immediately before "Vesting Service" in the last sentence.

7. Section 4.5 is amended in its entirety to read as follows, effective November 21, 1995:

"4.5  TREATMENT OF ASSOCIATED MATCHING CONTRIBUTIONS.

Any matching contribution that is associated with a Salary Reduction Contribution made by the Company for a Highly Compensated Participant that is reduced for a Plan Year pursuant to Section 4.3(c) shall be forfeited, and shall be treated as a Forfeiture in accordance with Section 5.4."

8. Section 6.6 is amended to delete the word "the" immediately before "several Investment Funds" in the first sentence.

9. Section 8.7(b) is amended to add the words "in the order designated:" at the end of the first sentence.

10. Section 8.7(b) is amended to delete the word "is" in the first sentence of the last paragraph.

11. Section 8.7(c) is amended to replace the last sentence of the last paragraph with the following, effective March 14, 1995:

"After calendar year 1993, and until March 14, 1995, the minimum amount which a Participant may withdraw from his or her Plan Accounts as of right under Section 8.7(a) is $1,000 per withdrawal, with the Accounts being valued as of the preceding Valuation Date."

12. Section 8.8 (a)(3) is amended in its entirety to read as follows, effective January 1, 1995:

"(3) payment of tuition, room and board and related educational fees for the next 12 months of post-secondary education for the Participant or his or her Spouse, children, or dependents,"

13. Section 8.8(c) is amended to replace the second full paragraph with the following, effective January 1, 1995:

"The Committee shall determine the place, in the foregoing order, for any other Fund established pursuant to Section 6.1. Before January l, l995, a Participant may withdraw from his or her Account no more than six times in a calendar year; provided, however, that the Committee shall not accept applications for hardship withdrawals during February 1995. After January l, 1995 there are no limits on the number of hardship withdrawals. A Participant's directions for withdrawals shall be subject to such reasonable and nondiscriminatory deadlines and in such written, electronic or other form as the Committee shall determine."

14. Section 8.9(a) is amended to replace the last sentence of the first paragraph with the following, effective November 21, 1995:

"The amount of the loan shall not exceed $50,000, reduced by the excess, if any, of--

(1) the highest outstanding balance of all loans to the Participant from the Plan during the one-year period ending on the day immediately before the date on which the loan was made, over

(2) the outstanding balance of all loans from the Plan to the Participant on the date on which the loan was made;

provided, however, that no loan shall be made to a Participant if the aggregate amount of that loan and the outstanding balance of any other loan to the Participant from the Plan would exceed one-half of the total vested balance of the Participant's Accounts under the Plan as of the date the loan is made."

15.  Section 8.9(f) is amended in its entirety to read as follows:

(f) "If the unpaid balance of principal and interest on any loan is not paid at the expiration of its term, or upon acceleration in accordance with Section 8.9(e), a default shall occur and the vested portion of the Participant's Accounts shall be applied in satisfaction of such loan obligation, but only to the extent that such vested interest is then distributable."

16. Section 14.1 is amended to replace the second full paragraph with the following:

"Notwithstanding the foregoing, the Plan shall make all payments required by a qualified domestic relations order within the meaning of Code section 414(p). The Committee shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified order. If the qualified domestic relations order so provides, the Plan may make a distribution to an alternate payee prior to the date that a Member attains "earliest retirement age." For purposes of a qualified domestic relations order, "earliest retirement age" means the earlier of--

(a)  the date the Member is entitled to a distribution under this Plan, or

(b) the later of (i) the date the Member attains age 50, or (ii) the earliest date on which the Member could begin receiving benefits under this Plan if the member separated from service."

17. Schedule A is amended to add "01/04/85" immediately after "Purchase of Master Trust Services Unit of FNBC" in the "Affiliate Name" column.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by the undersigned officer this 21st day of November, 1995.

                                       /s/ Martin J. Joyce, Jr.
                                       ______________________________
                                       Martin J. Joyce, Jr.
                                       Senior Vice President

                             AMENDMENT NUMBER TWO
                                      TO
                          THE NORTHERN TRUST COMPANY
                             THRIFT-INCENTIVE PLAN


WHEREAS, The Northern Trust Company (the "Company") maintains The Northern Trust Company Thrift-Incentive Plan, as amended and restated effective January 1, 1989 (the "Plan"); and

WHEREAS, by virtue and in exercise of the amending power reserved to the Company under Section 11.1 of the Plan, the Board of Directors amended the Plan by resolution dated December 19, 1995, and authorized the undersigned officer to prepare and execute an amendment implementing such resolution;

NOW, THEREFORE, the Plan is amended effective January 1, 1996, except as otherwise indicated below, in the following particulars:

     1. Schedule A of the Plan is amended by adding "Tanglewood Bank, N.A. Acquired July 31, 1995" to the end of the Affiliate Name column, and by adding "DOH w/Tanglewood (before or after acquisition)" to the end of the TIP Earliest Vesting Date column.

     2. The following Supplement #1 is added to the Plan, immediately following Schedule A thereof:


                                "SUPPLEMENT #1

                     Special Rules for Former Employees of
                             Tanglewood Bank, N.A.

This Supplement #1 to The Northern Trust Company Thrift-Incentive Plan, as amended and restated effective as of January 1, 1989 (the "Plan"), is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with this Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #1.

1.   Effective Date. January 1, 1996.

2. Application. This Supplement #1 shall apply to individuals who immediately after the July 31, 1995 acquisition were employees of Tanglewood Bank, N.A., or who had Account balances under the Tanglewood Bank, N.A. Employees' Salary Deferral Plan (the "Tanglewood

Plan") which were transferred to this Plan (each such individual hereafter referred to as a "Tanglewood Participant").

3. Special Provisions. The following special provisions shall apply to Tanglewood Participants:

     (a) Participation: Each Tanglewood Participant who was eligible to participate in the Tanglewood Plan immediately prior to the effective date of this Supplement #1 shall be eligible to participate in the Plan on January 1, 1996. All other Tanglewood Participants shall be eligible to participate in the plan in accordance with its terms.

     (b) Vesting Service: A Tanglewood Participant's Vesting Service shall be equal to the sum of his Vesting Service under the Tanglewood Plan on December 31, 1995, plus his Vesting Service determined under section
          3.4 of the Plan, if any, for periods after that date.

     (c) Minimum Vested Interest: A Tanglewood Participant shall vest in his Account balance under the Plan in accordance with subsection 2.1(zz); provided, however, in no event shall his vested interest in his Account balance be less than that determined under the vesting schedule set forth below:

          Years of                                Vested
          Vesting Service                         Percentage
          ---------------                         ----------

          Less than 2 years                           0%
          2 years but less than 3 years              40%
          3 years but less than 4 years              50%
          4 years but less than 5 years              60%
          5 years but less than 6 years              70%
          6 years but less than 7 years              80%
          7 or more years                           100%

     (d) Investment of Tanglewood Plan Account. Notwithstanding the provisions of section 6.1 of the Plan, in no event shall a Tanglewood Participant have the right to direct investment of the portion of his Account balance attributable to the Tanglewood Plan until such time as the assets of the Tanglewood Plan are transferred into the Thrift Trust.

     (e) Optional Forms of Distribution. In addition to the lump sum distribution provided under section 9.1 of the Plan, if the vested interest in a Tanglewood Participant's Accounts is greater than $3,500, the Tanglewood Participant may elect to receive a distribution of his vested Account balance under the Plan in one of the following methods:

     (i) in a series of substantially equal monthly, quarterly, semiannual or annual installments over a period not exceeding the Tanglewood Participant's life expectancy (or the life expectancy of the Tanglewood Participant and his designated Beneficiary); or

     (ii) by purchase from an insurance company and distribution to him of an annuity contract providing for periodic distributions to him or to him and his Beneficiary for his life (with or without a period certain) or their joint lives, subject to the provisions of subsection (f) below.

(f) Special Rules Regarding Annuity Elections. If a married Tanglewood Participant elects distribution in the form of an annuity pursuant to paragraph (e)(ii) above, the following rules shall apply and shall supersede any other provision of the Plan to the contrary:

     (i) The vested portions of the Tanglewood Participant's Accounts, less any outstanding loan balance distributable in accordance with subsection 8.9(f) of the Plan, shall be used to purchase a nontransferable "Joint and Survivor Annuity" (that is, an annuity payable for the life of the Tanglewood Participant with a survivor annuity payable for the life of his Spouse which is not less than 50 percent of the amount of the annuity payable during the joint lives of the Tanglewood Participant and Spouse), unless the Tanglewood Participant elects another form of annuity and, if applicable, a Beneficiary other than his Spouse, with the consent of his Spouse to such form and Beneficiary. Such election to waive the Joint and Survivor Annuity shall not be effective if it is made more than 90 days prior to the date as of which benefit payments are to commence (the "Distribution Date") or if it is made prior to receipt of a written explanation from the Committee of the terms and conditions of the Joint and Survivor Annuity, the effect of an election of a different annuity form, and the Tanglewood Participant's right to consider such election for a period of 30 days, and benefits shall not commence until at least 7 days have elapsed after receipt of such written information.

     (ii) No consent by the Spouse to the election of a form of annuity other than the Joint and Survivor Annuity and, if applicable, Beneficiary other than the Spouse shall be effective unless it is in writing, acknowledges the effect of such consent and is witnessed by a notary public (unless the Committee determines that there is no Spouse, that the Spouse cannot be located or that consent may be waived because of such other circumstances as are set forth in regulations or rulings under Code section 417).

(iii) During the period between his election of an annuity and his Distribution Date, no loan may be made to a Tanglewood Participant pursuant to section 8.9, no amount may be withdrawn by the Tanglewood Participant pursuant to section 8.7 or 8.8 and no amount may be distributed to the Tanglewood Participant pursuant to section 9.3, in any form other than a Joint and Survivor Annuity, without the written consent of the Spouse as provided in paragraph (f)(ii) above.

(iv) Subject to paragraph (f)(v) below, if the Tanglewood Participant dies during the period between his election of an annuity and his Distribution Date, the vested portions of his Accounts (less any amounts distributed in accordance with subsection 8.9(f) of the Plan) shall be paid to his Spouse in the form of a life annuity as of the Valuation Date next following the date the Participant would have attained age 65 or, if the Spouse so elects, as soon as practicable after the Valuation Date next following his death; provided, however, that a Spouse to whom payment is due under this paragraph (iv) may elect to have such vested portions, if any, distributed in the form of a lump sum payment.

(v) The provisions of paragraph (f)(iv) above shall not apply, and distribution upon the death of the Tanglewood Participant shall be made in accordance with paragraph 8.6(b)(2), if the Spouse consents to the designation of a Beneficiary other than the Spouse in accordance with section 8.2 during the period between the Tanglewood Participant's election of an annuity and his death, and acknowledges that such consent to the Tanglewood Participant's designation of such Beneficiary constitutes the Spouse's consent to the Tanglewood Participant's waiver of a qualified preretirement survivor annuity payable to the Spouse in accordance with section 417 of the Code.

(vi) A Tanglewood Participant may revoke his election pursuant to this subsection (f), and may make a new election of any form of distribution permitted under the Plan and this Supplement #1, at any time during the election period described in paragraph (f)(i) above; provided, however, that if the effect of such revocation is to select a distribution form other than a Joint and Survivor Annuity, it shall be ineffective without the written consent of his Spouse in accordance with paragraph (f)(ii) above to the new form of distribution and, if applicable, a Beneficiary other than the Spouse.


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

     (vii) A Spouse's consent in accordance with paragraph (f)(ii) above shall be irrevocable.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf by the undersigned officer as of the 19th day of December, 1995.


/s/ Martin J. Joyce, Jr.
------------------------------
Martin J. Joyce, Jr.
Senior Vice President






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